AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2001

                                                             FILE NO. 333-48724
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------



                          FOURTH AMENDMENT TO FORM SB-2



                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            R-TEC TECHNOLOGIES, INC.

             (Exact name of Registrant as specified in its charter)

           New Jersey                                           22-3615979
 (State or other jurisdiction     (Primary Standard          (I.R.S. Employer
              of                     Industrial           Identification Number)
incorporation or organization)    Classification Code Number)


               37 Ironia Road, Floor 2, Flanders, New Jersey 07836
                                 (973) 252-5233


   (Address and telephone number of Registrant's principal executive offices)


                                Phillip Lacqua
                             37 Ironia Road, Floor2
                           Flanders, New Jersey 07836
                                 (973) 252-5233


            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                                Jay Hait, Esq.
                           Jaffe, Freedman & Hait, LLP
                           39 Hudson Street, Suite 102
                              Hackensack, NJ 07601
                               Tel: (201) 441-9377
                               Fax: (201) 441-9370




     Approximate Date of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective. The offering period will end ninety days after the registration statement becomes effective unless extended for another sixty days by the Company.
                      ------------------------------


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------


                        CALCULATION OF REGISTRATION FEE

---------------------- -------------------- --------------------- --------------------- --------------------
Title Of Each Class    Amount To Be         Proposed Maximum      Proposed Maximum      Amount of
Of Securities To Be    Registered           Offering Price Per    Aggregate Offering    Registration Fee
Registered                                  Share (1)             Price (2)
---------------------- -------------------- --------------------- --------------------- --------------------
---------------------- -------------------- --------------------- --------------------- --------------------

Common Stock           3,500,000 Shares      $1.00                 $3,500,000.00         $924.00
(no  par   value  per
share)
---------------------- -------------------- --------------------- --------------------- --------------------




(1) The registration fee has been calculated in accordance with Sections 13(e) and 14(g) of the Securities Act of 1933, as amended.

(2) Assumes maximum shares are sold.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


     SUBJECT TO COMPLETION, DATED JANUARY __, 2001 INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM SB-2. THESE SECURITIES MAY NOT BE SOLD NOR MAY AN OFFER TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                            3,500,000 COMMON SHARES


                            R-TEC TECHNOLOGIES, INC.
                                ---------------


     Approximate Date of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective. The offering period will end ninety days after the registration statement becomes effective unless extended for another sixty days by the Company.

                      ------------------------------


    Our Common Shares are traded on the over-the-counter Electronic Bulletin Board under the symbol "RTTC."

    This Prospectus relates to:



- the offer and sale from of up to 3,500,000 shares of our Common Stock;

     This is an offering of shares of common stock of R-Tec Technologies, Inc. (hereinafter 'R-Tec', 'R-Tec Technologies', or the 'Company') All of the shares to be sold in the offering are being sold by the company. There is currently a very limited public market for the common stock. R -Tec Technologies expects that the offering price of the common stock will be about $1.00 per share.


         The shares will be sold to the public by R-Tec's officers and directors who will not be compensated for their sales efforts. The company is not required to sell any specific number or dollar amount of common stock, but will use its best efforts to sell all of the shares being offered.

         While it does not plan to do so at this time, the company may engage the services of broker-dealers to assist it in selling the shares. If it does so, the maximum commission paid to any such broker-dealer will be 10% of the offering price.

         The shares are quoted on the NASD Electronic Bulletin Board under the symbol "RTTC."


         Investing in the common stock involves a high degree of risk. See "Risk Factors" beginning on page 8.
                                            Price To           Proceeds To
                                             Public            Company (1)
                                        --------------       --------------
Per Share. . . . . . . . . . . . . .    $          1.00      $        1.00

Total Maximum (3,500,000 Shares). .     $  3,500,000.00       3,500,000.00


----------------------------------------------------------
(1) Before deducting expenses payable by the Company in connection with the Offering estimated at approximately $100,000 if the maximum is sold. These expenses include filing fees, printing, legal and accounting fees. Net proceeds to the Company after such expenses are estimated to be $3,400,000 if the maximum is sold.


THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION TO PUBLIC INVESTORS. A PROSPECTIVE PURCHASER MAY LOSE HIS TOTAL INVESTMENT. SEE "RISK FACTORS" AND "DILUTION."

------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

=================================================================

     You should read this Prospectus carefully before you invest in our Company. PLEASE PAY PARTICULAR ATTENTION TO THE "RISK FACTORS" APPEARING ON PAGE 8 OF THIS PROSPECTUS.


                 The date of this Prospectus is January ___, 2001.


    The following table of contents has been designed to help you find important information contained in this Prospectus.

                                TABLE OF CONTENTS


SECTION                                                         PAGE
-------                                                       --------


Prospectus Summary..........................................      5


Description of Securities Purchase Agreement................      6

Risk Factors................................................      8


Information on Selling Stockholders.........................      9


Dilution......................... ..........................      10

Use of Proceeds.............................................      11

Management's Discussion and Analysis........................      15

The Company.................................................      16

Company Properties..........................................      21

Long Term Compensation Awards...............................      25

Directors, Executive Officers, Promoters and Control
  Persons...................................................      22

Executive Compensation......................................      25

Plan of Distribution........................................      30

Certain Relationships and Related Transactions..............      27

Description of Securities...................................      28

Market for Registrant's Common Equity and Related
  Stockholder Matters.......................................      29

Litigation..................................................      31

Legal Matters...............................................      31

Experts.....................................................      32



Security Ownership of Certain Beneficial Owners and
  Management................................................      35


Where To Find Additional Information........................     40

Financial Statements........................................    F-1

                               Prospectus Summary


     The following summary is qualified in its entirety by the detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus and, accordingly, should be read in conjunction with such information and statements. The summary discloses all the material provisions of the underlying documents.


R-Tec Technologies, Inc.

     R-Tec Technologies, Inc. was formed in October, 1998 for the purpose of developing, manufacturing, selling and licensing our proprietary technology for detecting gas leaks. R-Tec has recently commenced limited commercial operations. We presently do not own our own facilities to produce our products, although we have a contract with a manufacturer, Anscott Chemical Corp. We do not have commercial quantities of our products. The efficacy of our product, R-Tect 22, has been confirmed by the Company's third-party distributor, Motors & Armatures Corp. which tested the product and its formulations and found that they meet Motors & Armatures' standards for commercial leak testing of critical charge refrigeration and air conditioning systems. A more complete synopsis of this testing, and a copy of the consent of Motors & Armatures to utilize the results of this testing has previously been filed with the Commission by R-Tec, and is incorporated by reference to our fourth amendment to the registration statement on Form S-1, submitted on August 5, 1999.

     Motors & Armatures' standards for leak testing might not be the same as testing standards used by other third-parties and potential customers. To date, R-Tec has devoted its energies to its initial organization, product research and development, developing a business plan, fund raising efforts and to primarily preparing the documentation related to securities offerings. In addition, R-Tec has begun selling Ripefully Yours in several supermarket chains.

     R-Tec's proprietary technology is protected by a patent which is owned by R-Tec, a copy of the assignment thereof has previously been filed with the Commission by R-Tec, and is incorporated by reference to exhibit number 5.1 of our first amendment to the registration statement on Form S-1, submitted on April 28, 1999. An additional U.S. patent expanding the scope of the issued patent and foreign patent applications are pending. The original patent was purchased by R-Tec's issuance of 100,000 common shares and a payment in the amount of $450,000. (See "Certain Relationships and Related Transactions").

            We have developed three gas detecting paints. The paints change color when gas escapes through the coated junction allowing for rapid detection of gas leaks. We believe our existing products have broad application in areas such as the manufacture and installation of air conditioning and refrigeration systems.

     We plan to use these technologies to develop more gas detecting paints and other products that will be used in a variety of industrial and manufacturing settings to coat pipe junctions. Examples of such products are a carbon dioxide reactive paint product which exists in prototype form, designed to detect carbon dioxide leaks, a natural gas detection reactive paint which exists in prototype form and a propane leak detection reactive paint product which has not been developed. In addition to the propane leak detection reactive paint product, we hope to develop leak detection systems for other gases, such as ammonia, or butane, using our patented technology. We believe that our detection technology potentially could be used to measure blood gases, to measure the freshness of packaged poultry, and to detect gas leaks in electrical transformers. At present, we have not taken steps to determine feasibility of other potential applications of our technology.


     We are pleased with the initial launch results of our Ripefully Yours product, which removes ethalene gas from your refrigerator while acting as a deodorizer. The removal of ethalene gas is believed to keep your produce from spoiling, wilting or browning for up to six weeks. Sales from this product has increased each month since sales commenced in June of 2000. In the few months this product has been on the market, it has been sold in 33 grocery chains located in the northeast and midatlanic U.S. and the Caribbean. The product is packaged by Pac-rite in Passaic, New Jersey.

     Currently, the Company spends bulk of its time actively marketing this product. If financially feasible, the Company hopes to develop advertising campaign to aid its marketing efforts as soon as possible. The Company also expects sales to continue growing and coverage expanding.




SUMMARY FINANCIAL INFORMATION

The following table summarizes certain selected financial data of the Company and is qualified in its entirety by the more detailed financial statements contained elsewhere in this document.


Income Statement:

                   Year Ending      Nine Months Ending
                 December 31, 1999  September 30, 2000

Sales                      -              57,476
Cost Of Goods              -              20,914

                      -------             -------

Gross Profit               -              36,562
Operating Expenses   502,377             515,984
Other Income               -              20,332
Other Expenses             -              (7,779)
Net Profit(Loss)    (502,377)           (466,869)
       Per share       (0.17)              (0.19)
Shares Outstanding 2,916,666           2,502,876
Dividends                  -                  -0-



Balance Sheet


as of:                      December 31,    September 30
                            1999            2000

Cash And Cash Equivalents        448            40,607
Working Capital (deficit)   (938,189)           69,657
Total Assets               1,204,940           949,783
Current Liabilities          945,049            56,655
Long Term Debt                     -                 -
Stockholders' (deficit)     (168,109)          893,128
 Equity

                                  THE OFFERING


     We are offering hereby on a best efforts basis a maximum of 3,500,000 Common Shares at an offering price of $1.00 per Share. We determined the offering price of the Shares. Such prices bear no relation to the book value, assets or earnings of the Company, or to any other generally recognized objective criteria of value.


Common Stock Offered:                3,500,000

Offering Price                       $1.00 per share

Trading Market
and Symbol                           NASD Electronic Bulletin Board
                                     "RTTC"

Total Number of
Shares Outstanding
after the Offering
(assuming all offered
shares are sold)                     6,698,735 shares


Estimated Net Proceeds
(assuming all offered
shares are sold)                     $3,400,000.00

Use of Proceeds                      We intend to  use the maximum  net proceeds
                                     of this offering principally for production
                                     and research equipment, laboratory overhead
                                     and usage costs, salaries, patent expenses,
                                     inventory,       advertising,      samples,
                                     administrative overhead and working capital
                                     The maximum proceeds of this Offering will enable us to expand marketing of our entire line of products, and to build an inventory of our products. (See "Use of Proceeds.")


Dividend Policy                      We do not  intend  to pay any  cash
                                     dividends for the foreseeable future.

Risk Factors                         Investing in R-Tec involves a high degree
                                     of risk. Only persons that can bear the risk of the loss of his or her entire investment should invest in the common stock. An extensive discussion of some of the principal risks is presented in the "Risk Factors" section of this prospectus.

                                  Risk Factors

         Investing in our common stock involves a high degree of risk. In addition to the other information in this document, you should carefully consider the following risk factors in evaluating an investment in our common stock.


IF THE  COMPANY  DOES NOT OBTAIN  FINANCING  IT MAY CEASE TO OPERATE  WITHIN SIX
MONTHS



     R-Tec believes that it currently has enough operating capital to ensure the Company's continued operation for at least six months. If R-Tec is unable to find suitable financing sources on acceptable terms, either via the shares being registered herewith or via alternative financing, R-Tec may not have sufficient funds to operate after six months and may not be able to undertake additional projects or operations described in this prospectus. Specifically, we believe that if we are unable to secure sufficient funding, that within six months we will we will be unable to conduct any further research and development, secure additional patents, or maintain the lease on our office space. Moreover, even though without further financing we may be able on a limited basis to pay insurance expenses, purchase supplies, and pay salaries, we believe that if we are forced to scale back our operations in this manner that eventually we would be forced to completely cease all business operations. This could result in your losing all of your investment.



R-TEC IS A START-UP COMPANY WITH LIMITED OPERATING HISTORY AND IT MAY LACK THE NECESSARY EXPERIENCE AND MARKET PRESENCE TO SUCCESSFULLY IMPLEMENT ITS BUSINESS PLAN, WHICH MAY HAVE A NEGATIVE IMPACT ON ITS BUSINESS.


     We may not be able, upon completion of this offering, to successfully implement our proposed business plan or operate profitably. R-Tec has no significant assets other than a patent. R-Tec has no current substantial business operations nor any history of operations.

     Due to our short operating history, our operations are subject to all the risks inherent in the establishment of a new business enterprise, such as access to capital, acceptance of our products in the market and limited revenue from operations. Our intended activities or plan of operation may not be successful or result in revenue or profit to the Company. (See "Managagement's Discussion and Analysis" section (history of Company)).



WE HAVE LOST, AND MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS

    If we do not achieve profitability we may not be able to continue our operations. We have incurred operating losses for our fiscal years ended December 31, 1998 and 1999, and expect to sustain additional operating losses in the future. Our operating losses are attributable to the developing nature of our business and have resulted primarily from:

    - significant costs associated with the development of our products;

    - marketing and distribution of our products;

    - interest charges and expenses related to our previous debt and equity financings; and

-    minimal   sales   history  of  our  recently   developed   products.   (See
     "Management's Discussion and Analysis section" section(Business of the Company))



WE WILL REQUIRE ADDITIONAL FUNDS TO ACHIEVE OUR CURRENT BUSINESS STRATEGY WHICH MAY NOT BE AVAILABLE TO THE COMPANY ON FAVORABLE TERMS IF AT ALL, WHICH MAY LIMIT THE COMPANY'S ABILITY TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND MAY LIMIT FUTURE PROFITABILITY

     The development of our business and the development, sale and delivery of our products and services requires significant expenditures. A substantial portion of these expenditures must be made before the Company realizes any material revenues. Certain of our expenditures, including marketing, sales and general and administrative costs are expensed as they are incurred, while others certain others are deferred until the applicable network or product is completed and operational. We will continue to incur significant expenditures in connection with the construction, acquisition, development and expansion of our products, services and customer base. We may require additional financing in the the future. Required additional financing may not be available to the Company on favorable terms if at all. We believe that if we require but are unable to secure additional funding, that we may be unable to conduct any further research and development, secure additional patents, maintain the lease on our office space, pay insurance expenses, purchase supplies, or pay salaries. The Company may obtain additional financing on terms that may materially dilute the ownership of our shareholders. (See "Management's Discussion and Analysis" section(liquidity and capital resources).

SINCE OUR SUCCESS DEPENDS UPON THE EFFORTS OF KEY MEMBERS OF OUR MANAGEMENT AND OUR EMPLOYEES, OUR FAILURE TO RETAIN MANAGEMENT MEMBERS OR EMPLOYEES WILL NEGATIVELY AFFECT OUR BUSINESS


     Our future success largely depends on the continued services of our officers and directors, and upon their ability to manage and conduct our operations and implement our business plan. The loss of services of these officers and directors could adversely affect our ability to achieve our business goals. The continued employment of Philip Lacqua is critical to the Company's proposed product development and the conduct of the Company's business. The Company is the sole beneficiary of a key man insurance policy. (See "Management and Affiliates" section)




ALL OF OUR PRODUCTS ARE NEW AND MAY NOT BE COMMERCIALLY FEASIBLE WHICH MAY NEGATIVELY AFFECT OUR BUSINESS BY LIMITING OUR FINANCIAL ABILITY TO CONTINUE TO CONDUCT OPERATIONS

     If we are unable on a timely basis to develop new products or enhancements to existing products, or if our products do not achieve market acceptance or commercial success, our business, operational results and financial condition will be materially adversely affected and investors could lose their entire investment. Specifically, if we do not generate sufficient revenues, or if revenues once attained are not sustainable on a regular basis, or if the costs associated with such revenues are not feasible, then our resulting financial position may not enable us to to conduct any further research and development, secure additional patents, maintain the lease on our office space, pay insurance expenses, purchase supplies, or pay salaries. Additionally, R-Tec will be dependent upon products that will be developed in commercial quantities in the future. Since our products have never been produced in commercial quantities, there can be no assurance that commercial production will be feasible at all. (See "Management's Discussion and Analysis" section(our proposed business))



IF OUR PRODUCTS FAIL TO OPERATE PROPERLY, WE WILL BE SUBJECT TO SIGNIFICANT LIABILITY.


            Our products are designed to avoid significant dangers, such as natural gas leaks. If our products do not function properly and property or personal injury occurs as a result of gas leaks which should have been detected by our products, R-Tec may incur significant liability which R-Tec may be unable to pay. (See "Management's Discussion and Analysis section(our proposed business))

R-TEC MAY NOT BE ABLE TO COMPETE WITH LARGER AND BETTER FINANCED COMPETITORS

     If we are not able to compete successfully, regardless of the quality of our products and the success of this offering, we will have little chance of succeeding and it is likely investors will lose their entire investment. R-Tec's products will compete with electronic and other devices which are designed to detect gas leaks. Some of these competitors have greater financial, marketing and manufacturing resources. This, together with the limited capital available to R-Tec, creates a significant competitive disadvantage. (See "Management's Discussion and Analysis" section)



OUR STOCK IS THINLY TRADED AND MAY EXPERIENCE PRICE VOLATILITY WHICH WOULD NEGATIVELY AFFECT OUR BUSINESS AND SHAREHOLDER VALUE.

     You may not be able to sell your shares promptly or at all, or sell your shares at a price equal to or above the price you paid for the shares due to the lack of an active market at present. Only an extremely limited market exists for R-Tec's common stock. A market may not develop for the securities. If a market does develop it may not continue. If we are unable to qualify for the NASDAQ Small Cap Market listing, we believe that our stock will continue to qualify for trading on over-the-counter market on the OTC Bulletin Board. Consequently, selling your common stock could be difficult, transactions could be delayed, and security analysts' and news media's coverage of R-Tec may be reduced. These factors could result in lower stock prices. (See 'Management's Discussion and Analysis" section(liquidity and capital resources.)


WE MAY BE UNABLE TO SELL STOCK IN SOME STATES DUE TO THE INABILITY TO COMPLY WITH BLUE SKY REGULATIONS, WHICH MAY IMPEDE OUR ABILITY TO OBTAIN FINANCING.

     Since R-Tec is not using an underwriter, we must register our officers and directors in some states in which we seek to sell our common stock. Stock registrations in various or all states may not be approved. If registration is not approved, it will be more difficult for us to sell the shares. (See "Plan of Distribution" section)


OUR OFFERING PRICE HAS BEEN ARBITRARILY DETERMINED WHICH MAY RESULT IN LOSS OF SOME OR ALL OF YOUR INVESTMENT.

     We have unilaterally and arbitrarily determined the offering price. The value of the common stock as determined by any subsequent market for the common stock may be much less than the price paid by you. (See "Description of Securities" section(market price of common equity).




SINCE R-TEC HAS NO UNDERWRITER THERE IS A GREATER RISK THAT NO MARKET WILL DEVELOP FOR OUR STOCK.


     Lack of an underwriter or broker/dealer participation in the offering is likely to increase the risk that no market for our securities will develop upon completion of the offering. Because R-Tec has not engaged the services of an underwriter, the independent due diligence review of R-Tec, its affairs and financial condition, which would ordinarily be performed by an underwriter, have not been performed. (See "Plan of Distribution" section)




R-TEC'S COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES THUS INVESTORS MAY FIND IT MORE DIFFICULT TO SELL THEIR SECURITIES.

     If the trading price of the common stock stays below $5.00 per share, trading in the common stock would be subject to rules promulgated under the Exchange Act of 1934. This could severely limit the liquidity of the common stock and the ability of investors in this offering to sell the common stock in the secondary market. Those rules require additional disclosure by broker-dealers in connection with any trades involving a stock market price of less than $5.00 per share. These rules require the delivery of a disclosure schedule explaining the penny stock market and the risks associated therewith. Delivery must occur prior to any transaction. Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. (See "Description of Securities").



MANAGEMENT HAS BROAD DISCRETION IN THE USE OF PROCEEDS OF THIS OFFERING WHICH MAY CHANGE AND CAUSE INEFFICIENCY.

     Management has broad discretion in the use of proceeds and the allocations set forth are only estimates, subject to adjustment in the opinion of management based on events which may arise in the future. This may change the present estimated use of proceeds which may cause inefficiency, thus increasing the risk of the investment. (See "Use of Proceeds" section, Page 11).




PRESENT STOCKHOLDERS WILL DERIVE GREATER BENEFITS AND HAVE LESS RISK IF WE ARE SUCCESSFUL.


     Present stockholders will benefit from a disproportionately greater share of R-Tec, if successful, while investors in this offering risk a disproportional greater loss of cash invested if R-Tec is not successful. Two of our current officers and directors, Philip Lacqua and Nancy Vitolo, and one of our officers and directors who resigned from his positions with us effective April 5, 2000, Mark Scola, collectively have given total consideration of $574,755 for 2,916,666 presently outstanding shares of R-Tec's common stock. Investors in this offering will pay a total purchase price of $3,500,000.00 assuming all 3,500,000 shares are sold. The officers and directors will beneficially own 43.54% of the outstanding shares and investors in this offering will own 52.25% of the outstanding shares. (See "Dilution" section)




WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS

         We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. (See "Description of Securities" section( dividend policy))

SALES PURSUANT TO RULE 144 BY INSIDERS MAY ADVERSELY IMPACT ON THE MARKET PRICE OF THE STOCK


     Our Officers, Directors and/or affiliates of the Company own over 2,900,000 Common Shares of the Company, all of which are, subject to quantity limitations discussed below, available for sale. Such shares are "restricted securities" under Rule 144, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, which shares may not be freely resold. Rule 144 provides, in essence, that any shareholder of the Company, after holding restricted securities for a period of one year, may, every three months, sell them in an unsolicited brokerage transaction in an amount equal to 1% of the Company's outstanding Common Shares, or the average weekly trading volume, if any, during the four weeks preceding the sale. After two years, non-affiliated shareholders holding restricted securities are no longer subject to the 1% limitation and may sell unlimited amounts of shares they own. If a substantial part of the shares which can be sold were so sold, the price of the Company's Common Shares might be adversely affected. (See "Principal Shareholders" and "Underwriting.")





R-TEC'S BUSINESS IS DEPENDENT ON PATENT PROTECTION WHICH CANNOT BE ASSURED.


     R-Tec holds two patents on its technology. The Company's patents will not expire until July 21, 2015, and September 14, 2016, respectively. The company has applied for several other patents, and plans to apply for several more patents. Such protection may not preclude competitors from developing products with features similar to the Company's products. The Company believes that its products, trademark and other proprietary rights do not infringe on the proprietary rights of third parties. It is possible, however, that third parties will assert infringement claims against the Company in the future. The successful assertion of such claims would have a material adverse effect on the Company's business, operating results and financial condition. See "Business of the Company ."




IF HONEYWELL TERMINATES ITS RELATIONSHIP WITH THE COMPANY, THE FUTURE PROSPECTS OF THE COMPANY'S BUSINESS MAY BE NEGATIVELY AFFECTED BECAUSE WE WILL NO LONGER HAVE A FORTUNE 100 COMPANY WHICH IS EVALUATING AND POTENTIALLY VALIDATINGF OUR PRODUCTS' TECHNOLOGY AND VIABILITY

     The Company has an understanding with Honeywell to continue researching the viability of the Company's technologies in various industries. Honeywell has recently been purchased by General Electric and the Company may be adversely affected. Honeywell's new management may not be interested in continuing their agreement with our Company. If Honeywell terminates our relationship, the Company may be adversely affected by the loss because we will no longer have a Fortune 100 or any other large company which is evaluating and potentially validating our product's technology and viability.




                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

    In addition to historical information, this Prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and information based on our current views of our business and our assumptions concerning future events. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "believes," "estimates," "projects" or similar expressions are intended to identify these forward-looking statements. These statements are subject to risks and uncertainties that could cause our business and results of operations to differ materially from those reflected in our forward-looking statements.

    Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on trends which we anticipate in our industry and the effect on those trends of such factors as industry capacity, product demand and pricing and the other matters referred to in the "Risk Factors" section of this Prospectus. In addition, such forward-looking statements are subject to the Company reversing the current negative trend in our financial results. Accordingly, you are cautioned not to place undue reliance on our forward-looking statements. We are not required to update any forward-looking statements we make and we may not make any updates.

                      WHERE TO FIND ADDITIONAL INFORMATION

    We have filed with the SEC a registration statement on Form SB-2 in connection with the securities offered under this Prospectus. As permitted by SEC rules, this Prospectus does not contain all of the information contained in the registration statement or in the exhibits to the registration statement.

    For further information you may read and copy documents at the public reference room of the SEC at 450 5(th) Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC charges a fee for copies. Copies of this material should also be available through the Internet at the SEC EDGAR Archive, the address of which is http://www.sec.gov.

     No person is authorized by the Company to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, you should not rely upon such information.

                             REPORTS TO SHAREHOLDERS

     We are a "Reporting Company" under the Securities Exchange Act of 1934. In order to fulfill our reporting obligation under the Securities Exchange Act of 1934, we intend to continue filing audited annual reporst with the Securities and Exchange Commission on Form 10KSB andunaudited quarterly reports on Form 10QSB. We intend to furnish our shareholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.








                                    Dilution


     As of September 30, 2000, R-Tec's common stock had a net tangible book value (total tangible assets less total liabilities) of $893,128 or approximately $0.28 per share. The following table sets forth the difference between the price to be paid by new shareholders and the net tangible book value per share at June 30, 2000, as adjusted to give effect to this offering.


     Dilution is the difference between the offering price of $1.00 per share for the common stock offered hereby, and the net tangible book value per share of common stock immediately after its purchase. The Company's net tangible book value per share of Common Stock is calculated by subtracting R-Tec's total liabilities from its total assets less intangible assets, and then dividing by the number of shares then outstanding. The net tangible book value of R-Tec, based on the September 30, 2000 financial statements was $893,128 or approximately $0.28 per share of common stock. Assuming no changes in net tangible book value subsequent to September, 2000, other than those resulting from the sale of all the common stock offered hereby, the post offering pro forma net tangible book value of R-Tec would be $4,393,128.00 or approximately $0.66 per share, representing an immediate increase in net tangible book value of $0.38 per share to existing stockholders and an immediate dilution of $0.34 per share or (66%) to new investors. The following table illustrates the foregoing information with respect to dilution of new investors on a per share basis.

Offering price per share                                              $ 1.00
   Net book value per share prior to offering                         $ 0.28
   Increase attributable to purchase of shares by new
   investors                                                          $ 0.38
Post offering pro forma net book value per share                      $ 0.66
Dilution to investors in this offering                                $ 0.34

     The following chart illustrates the pro-forma proportionate ownership in R-Tec, upon completion of the offering of present stockholders and of investors in this offering, compared to the relative amounts paid and contributed to capital of R-Tec by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

                                                                 Average
                         Shares                                  Price/
                         Owned        Consideration   Percent    Share
                        ---------    --------------   -------   ----------
Present Stockholders    3,198,360   $ 2,087,860.00     47.75%    $0.66/Share
New Investors           3,500,000   $ 3,500,000.00     52.25%    $1.00/Share

                                 Use of Proceeds

            The proceeds of this offering will be used to pay:

o Research and development expenses, which consist of the salaries of our scientists, the cost of equipment, supplies, leasing laboratory space and purchase or construction of a laboratory.

o Office expenses which consist of expenses for executive offices, purchase or construction of a building, and lease of warehouse space.

o Parts and supplies expenses which consist of the cost of raw materials and inventory.

o Salary expenses, which consist of the salaries of R-Tec's officers and directors, internal accounting, administrative and other personnel.

o Sales and marketing expenses, which consists of advertising and public relations costs.

o Patent expenses, which consists of the payment due for securing additional patents.

o Insurance expense consists of the cost of general liability, officers and directors liability, life, health, workers' unemployment compensation and automobile insurance.


     The chart below represents the projected use of proceeds if $ 3,500,000 Of common stock is sold. We believe that the sale of 1,000,000 of the shares offered would provide sufficient funds for R-Tec to operate for the nxt 12 months without revenue.


                                                                               If 66 1/3% of                    If 33 1/3% of
                                         If 100% of Shares are Sold           Shares are Sold                  Shares are Sold
                                         --------------------------     -----------------------------    ---------------------------

                                                       Estimated %                      Estimated %                      Estimated %
Purpose                                 Amount         of Proceeds       Amount         of Proceeds       Amount         of Proceeds
------------                            ---------    ---------------     ---------    ---------------     ---------    -------------
Research & Development Activities       $ 1,600,000       45.71%         $ 1,100,000       47.14%         $   500,000       42.85%
Parts & Supplies Expense                $   250,000        7.14%         $   125,000        5.36%         $    50,000        4.28%
Salary Expense                          $   500,000       14.29%         $   300,000       12.85%         $   125,000       10.71%
Offering Expenses (Legal, Printing
  Accounting & Miscellaneous Expenses)  $   100,000        2.86%         $   100,000        4.28%         $   100,000        8.57%
Patent Expense                          $   125,000        3.57%         $   125,000        5.36%         $   125,000       10.72%
Insurance Expense                       $    25,000        0.71%         $    25,000        1.08%         $    25,000        2.15%
Sales & Marketing Expenses              $   800,000       22.85%         $   508,333       21.78%         $   216,666       18.57%
Travel Expense                          $   100,000        2.86%         $    50,000        2.15%         $    25,000        2.15%
------------------------                -------------   ------------     -------------   ------------     -------------   ----------
 Total Usage                            $ 3,500,000      100.00%         $ 2,333,333      100.00%         $ 1,166,666      100.00%



     Since the proceeds of this Offering will be applied over time, the actual expenditure of such proceeds for any purpose could vary significantly from the anticipated expenditures described above. The Company reserves the right, therefore, to reallocate proceeds among the uses described above, including to working capital, depending upon factors such as the results of the Company's marketing efforts, the Company's success in developing new products, and technological advances in the industry.

     The foregoing represents management's current estimate of how the proceeds of this offering will be used and is subject to change based on changing circumstances and differing needs of R-Tec as they may exist in the future. R-Tec may reallocate the proceeds in the above described categories or to other purposes in response to changes in its plans, industry conditions, and R-Tec's future revenues and expenditures.


     If the Company is unable to fund all of its planned Research and Development activities, it will prioritize its activities according to each project's relative stage of completion and will then fund those projects which are closest to being completed and which have the most likelihood of generating revenue for the Company.


             Many factors may affect R-Tec's cash needs, including the possible failure to develop sufficient revenues from the sale of its products. R-Tec may not have sufficient capital for its funding requirements and may be unable to find suitable financing on acceptable terms. If R-Tec is unable to obtain such additional financing, our ability to maintain our level of operations could be materially adversely affected and R-Tec may not succeed. This event would significantly increase the risk of loss to those persons who invest in this offering.

            Any portion of the net proceeds not required for immediate expenditure will be deposited in R-Tec's corporate checking account, interest-bearing accounts or invested in short-term government notes, treasury bills, or short-term obligations of financial institutions.

            We reserve the right to change the use of proceeds in the event that we determine based on our marketing efforts and research and testing of our products that an adjustment in the proceeds of this offering is warranted in the opinion of management. However, there will be no adjustment in any amounts utilized to pay the patent expense.

                             Selected Financial Data


     The following table sets forth certain selected financial data for the year ended December 31, 1999, and the fiscal quarters ended September 30, 1999 and September 30, 2000. This information is derived from the Company's financial statements which appear elsewhere in this Prospectus. The selected financial data is qualified by reference to, and should be read in conjunction with, the Company's financial statements and notes thereto included elsewhere in this Prospectus and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".


Income Statement:


                                           Nine Months     Nine Months
                            Year  Ended       Ended          Ended
                            December 31   September 30    September 30
                                 1999          1999           2000



Sales                              -                -          57,476
Cost Of Goods                      -                -          20,914
                               ------          -------        -------

Gross Profit                       -                -          36,562
Operating Expenses             502,377        302,938         515,984

Non-cash
Compensation                       -                -               -

Other Income                       -                -          20,332
Other Expenses                     -          (36,000)         (7,779)
Net Profit(Loss)            (502,377)        (338,938)       (466,869)
        Per share              (0.17)           (0.12)          (0.19)
Shares Outstanding         2,916,666        2,916,666       2,502,876
Dividends                          -                -               -

 Balance Sheet


as of:                      December 31,    September 30
                            1999            2000

Cash And Cash Equivalents        448            40,607
Working Capital (deficit)   (938,189)           69,657
Total Assets               1,204,940           949,783
Current Liabilities          945,049            56,655
Long Term Debt                     -                 -
Stockholders' (deficit)     (168,109)          893,128
 Equity

                               CAPITALIZATION



     The following table sets forth the capitalization of the Company as of September 30, 2000.




                                Actual


Long Term Liabilities                 0

Stockholders' Equity:

  Common Stock and additional
  paid in capital, $0.00001 par
  value authorized
  50,000,000 shares;
  issued and outstanding
  3,198,360 shares; as
  adjusted 4,198,360          2,102,860

Deficit Accumulated During
Development Stage            (1,209,732)

Total Stockholders' Equity      893,120

Total Capitalization            893,120

            Management's Discussion and Analysis or Plan of Operation

            The following discussion and analysis should be read in conjunction with R-Tec's financial statements and the Notes associated with them contained elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. R-Tec's actual results may differ significantly from the result discussed in the forward looking statements. Factors that might cause such a difference are discussed in "Risk Factors."

Overview

     During 1999, R-Tec was a development stage company engaged in the acquisition and development of patented technology, the development of a business plan, arranging for potential suppliers and distribution channels and raising capital. From inception through December 31, 1999, the Company issued 2,916,666 shares of stock to its founders. The Company's registration statement was effective November 12, 1999, and sales commenced on January 7, 2000. R-Tec's initial public ofering is for 1,250,000 shares of common stock to raise a maximum of $10,000,000. Since sales commenced, the Company sold 166,819 shares and raised $1,334,555. The offering closed in April, 2000.


     On October 27, 2000, we filed this form SB-2 to register 1,000,000 of its common shares at an anticipated sale price of $3.50 per share. Due to adverse market conditions, the Company has hereby amended the registration statement registering 3,500,000 shares at $1.00. The proceeds of the offering will be used to pay research and development expenses, salaries, marketing and general administrative expenses. There is no assurance that this offering will be successful. Should this offering prove unsuccessful, it would be necessary for us to obtain financing from some other source in order to continue operation.


     R-Tec has operated at a loss from inception, incurring a loss of $127,272 during the three months ended September 30, 2000. In order to achieve profitable operations, we will have to successfully manufacture, distribute and commercialize our initial products, which we believe that we will be unable to do without the proceeds of this offering. We will also have to secure all intellectual property rights. For these reasons it is difficult for R-Tec to forecast our revenue or earnings accurately. We believe that period-to-period comparisons of our operating results may not be meaningful. As a result of our extremely limited operating history, we do not have historical financial data for a significant number of periods on which to base planned operating expenses. Our expense levels are based upon our expectations concerning future revenue. Thus, quarterly revenue and results of operation are difficult to project.



Results of Operations

            It is difficult for R-Tec to forecast its revenue or earnings accurately. We believe that period-to-period comparisons of our operating results may not be meaningful.


     For the nine-month period ended September 30, 2000 the Company generated net sales of $57,476 (an average of $6,386 per month). For the year ended December 31, 1999, the Company's net sales were $0. The Company's gross profit on sales was approximately $36,561 for 63.61% for the period for the nine-month period ended September 30, 2000. Management believes that a gross profit of about 60% will remain constant for the Company's business.

     The Company's general and administrative costs aggregated approximately $515,984 for the nine-month period ended September 30, 2000. Of these costs, $75,000 is attributed to wages of management; approximately $20,000 in rent; and approximately $50,000 in legal and professional fees.


            As a result of our extremely limited operating history, we do not have historical financial data for a significant number of periods on which to base planned operating expenses. Our expense levels are based upon our expectations concerning future revenue. Thus, quarterly revenue and results of operation are difficult to project.

Liquidity and Capital Resources


     R-Tec has incurred  negative cash flows from operation since its inception.
We  expect  to  continue  to  expend   substantial   sums  to  complete  product
development,  to create  inventory and to begin marketing and sales.


     To meet our obligations in consideration of our negative cash flows, we have, and via this offering document intend to continue to issue additional shares in our attempts to raise more capital.

     The Company increased liquidity by approximately $40,000 from a cash balance at December 31, 1999 to September 30, 2000. For the period from December 31, 1999 to September 30, 2000 and increased accounts payable and other liabilities of approximately $36,000. For the period from December 31, 1998 to September 30, 1999, the Company issued 281,694 shares and financed its activities through the sale of 166,819 shares of its common stock for $8.00 per share registered on form S-1, the issuance of 100,000 shares for its patent; the issuance of 5,000 shares to settle $20,000 worth of debt to a note-holder, and 3,500 shares to settle a note for $10,000.


     Although we have not made any commitments as of yet, our future capital requirements and the adequacy of available funds will depend on numerous factors, including the successful commercialization of the R-Tect 22, R-Tect 12 and R-Tect carbon dioxide reactive paint products, progress in its product development efforts, the magnitude and scope of such efforts, the cost of contract manufacturing, cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights, competing technological and market developments, and the development of strategic alliances for the development and marketing of our products. In the event R-Tec's plans change or its assumptions change or prove to be inaccurate or the proceeds of the offering prove to be insufficient to fund operations at the planned level (due to further unanticipated expenses, delays, problems or otherwise), R-Tec could be required to obtain additional funds in any event through equity or debt financing, strategic alliances with corporate partners and others, or through other sources in order to bring its products through regulatory approval to commercialization. The terms and prices of any equity or debt financing may be significantly more favorable than those of the shares sold in the offering. R-Tec does not have any material committed sources of additional financing, and there can be no assurance that additional funding, if necessary, will be available on acceptable terms, if at all. If adequate funds are not available, we may be required to further delay, scale-back, or eliminate certain aspects of our operations or attempt to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates, products, or potential markets. If adequate funds are not available, R-Tec's business, financial condition, and results of operations will be materially and adversely affected.


            The actual research and development and related activities of R-Tec may vary significantly from current plans depending on numerous factors, including changes in the costs of such activities from current estimates, the results of R-Tec's research and development programs, the results of clinical studies, the timing of regulatory submissions, technological advances, determinations as to commercial potential and the status of competitive products. The focus and direction of R-Tec's operations will also be dependent upon the establishment of collaborative arrangements with other companies, and other factors.

            Until required for operations, R-Tec's policy is to invest its cash reserves in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. government instruments and other investment-grade quality instruments.

            There can be no assurance that R-Tec will be able to commercialize its technologies, or that profitability will ever be achieved. R-Tec expects that its operating results will fluctuate significantly from quarter to quarter in the future and will depend on a number of factors, most of which are outside R-Tec's control.

Business of the Company

History of Our Company



     R-Tec was incorporated under the laws of the State of New Jersey on October 22, 1998. R-Tec has no significant assets with the exception of its patents. During 1999 and 2000, the Company offered up to 1,250,000 shares of its common stock for sale at $8.00 per share via a registered offering on Form S-1. The Company sold 166,819 shares in 2000 and the offering was closed effective June 27, 2000. To date, a majority of activities have been related to organizational matters, product research, developing a corporate business plan, patent filings, fund raising activities, negotiating license agreements as well as launching its "Ripefully Yours" product to the market. The Company believes it is nearing the end of its initial phase of research in its patented leak detection methods and believes there should be a commercially viable product ready for production within three months from the closing of this offering. The research and development of the leak detection technology will not be able to be completed without the proceeds of this offering. In addition to the purchase of the patented technology, this year the Company has spent in excess of $41,000 on continued research and development of our products, as opposed to last year when the Company didn't spend any money on research and development. The Company believes that its agreement with Honeywell will enable it to continue research to explore the viability of this technology in various commercial industries. Under the agreement with Honeywell, Honeywell agreed to keep information concerning the Company's technology confidential, to evaluate the Company's leak detection technology and to advise the Company of its interest, or lack thereof, in the technology. Honeywell is continuing to do this on an ongoing basis. The Company agreed to disclose information to Honeywell regarding the leak detection technology.




Background


Presently, there are three major methods used to detect gas freon leaks. The oldest method is to coat suspected leak sites with a liquid, such as soap bubbles. Pressure from the escaping gas causes bubbles to form which confirms a leak at the site. Although inexpensive and generally applicable, this method lacks the ability to locate small leaks which over time can allow large volumes of gas to escape. The second major method is the use of electronic ionization detectors. Although more expensive than the pressure based detection method, false results have been noted due to interaction with metallic pipes. Moreover, their effectiveness diminishes with the amount of escaping gas. As a result, such detectors have a limited ability to find small leaks. The third, and perhaps most effective currently available detection method, is the internal injection of liquid based dyes. The dye leaks through the opening and can be seen on the outside of the pipe. This method necessitates purchasing expensive equipment, hiring trained technicians, and purchasing costly dyes for each application. Recently, some hardware manufacturers have declared due to the invasive nature of these dyes, that their use may void the manufacturer's warranty. Our products are designed as an external coating which is non-corrosive and will not interfere with the operation of the pipe or equipment and we believe the manufacturer's warranties will not be affected. Moreover, none of the competitive methods provide any form of passive leak detection.

Many different industries could potentially benefits from our products. Our patented technology may be used to develop numerous products for industries ranging from medical to air-conditioning, chemical and food industries. In addition, by specifically indicating the location of a leak, our products may enable owners or operators to promptly and cost effectively repair the leak and reduce the gas replacement cost incurred as a result of leakage as well as reduce environmental damage caused by leaks of gases, which are believed to cause ozone depletion and other hazardous problems.



Our Proposed Business

            R-Tec was formed to develop and manufacture reactive paints and other products to coat pipe junctions. Once sealed with the paint, gas escaping through the painted junction, causes a chemical reaction resulting in a visible color change of the paint.


         R-Tec gas leak detection products including natural gas, CO2, propane, refrigerants, sf6 are currently in the final phases of formulating and testing. We expect all of these products to be commercially viable in the Spring of 2001. The products were tested by Motors and Armatures. Blood gas detection and chicken strips are projected to commence formulation and testing in the second quarter of 2001. Ripefully Yours baking soda with ethylene eliminator has been successfully tested, and is the only product currently generating revenue.


            For example, during the manufacture and installation of air conditioning and refrigeration systems, the manufacturer or installer may apply R-Tect 22 to the joints of the system. R-Tect 22 placed externally on the system, waits for leaking gas to pass through it. When a leak occurs at a coated joint, the blue paint should change to a bright florescent yellow, identifying a leak from the inside out. R-Tect 22 does not react with gases in the air surrounding the pipe. Thus, the exact location of the leak is identified. R-Tect 22 not only detects gas leaks from a system, but also we believe, based on the tests we have performed, neutralizes limited amounts of some of the chloroflurocarbons passing through the paint by removing the chlorine and fluoride from the gas, making the gas inert and possibly harmless to the ozone layer. Freon gas is trapped in our paint as it escapes from the leaking pipe. A chemical which reacts with the freon causes it to change its structure through a polymer which traps the chemical and prevents the release of harmful gases into the air.

            In addition, R-Tect 22 may react to the leak before significant refrigerant gas escapes from the system and the owner of the equipment experiences any failure or need to replace the gas, thereby reducing the need for further production of chloroflurocarbons. Although there are calls for reducing the amount of chloroflurocarbon production, due to the overwhelming use of this product worldwide, these gases will be produced overseas and domestically until the year 2040.


Competition


     In each of the product areas in which the Company operates it is subject to competition from firmly established, very large and very numerous competitors which have far greater resources, staffs, facilities and reputations than those possessed by the Company. The same will be true after this offering. To date, the Company has minimal sales. The Company was able to launch only one of its products, which has limited name recognition compared to its competitors. The Company has dire need for additional financing to develop, market and launch its future products. The Company may not be able to sell its products successfully in light of this competition, and even if it does succeed in selling its products initially, the Company may not be able to withstand attempts by these competitors to market against the Company. Further, any new market opened by the Company may become the object of efforts by competitors to take over these markets. Competitors may be able to develop products that are superior to or marketed more successfully than the Company can market its products. In the event that the Company cannot successfully compete against these larger companies the business of the Company will be materially and adversely affected.

            The first products we plan to make available for sale are:

o R-Tect 22 reactive paint. R-Tect 22 is an external application paint designed to detect R-22 freon gas leaks in air conditioning units,
o R-Tect 12 reactive paint, developed for automotive application to detect R-12 freon gas,
o R-Tect carbon dioxide reactive paint developed as an external application paint designed to detect carbon dioxide leaks in pipe systems which contain gaseous or liquid carbon dioxide, and
o R-Tect Natural Gas reactive paint developed as an external application paint which is designed to detect natural gas leaks in a variety of systems.

            Other  products  nearing  the end of  development  are  R-Tect  134A reactive paint, developed to detect R-134A, a gas in air conditioning applications. We expect R-Tect natural gas reactive paint, R-Tect carbon dioxide reactive paint and R-Tect 22 reactive paint to be available for commercial production in February of 2001. R-Tect 12 reactive paint should also be available in February 2001, along with R-Tect 134A reactive paint. However, no assurance canbe given that commercial production will, in fact, occur on this timetable.


Two-Phase Business Plan

            Two-Phase Business Plan

         Our business plan is based on implementing our strategy in two phases:

   o Phase 1 - Establish Manufacturing and Distribution Relationships and Begin Distribution of Three Initial Products, and
   o     Phase 2 - Expand Product Lines.

The key elements of each phase of our strategy are described below:

         Phase 1 - Establish Manufacturing and Distribution Relationships and Begin Distribution of the Three Initial Products

R-Tec's primary strategic goals for Phase 1 are:

     o    The selection of appropriate manufacturing and distribution partners.

     o The commencement of commercial distribution of our reactive paint products.

     o    R-Tect 22 freon leak detecting coating.

     o    R-Tect 12 freon leak detecting coating.

     o R-Tect carbon reactive paint. Development of this product is expected to be complete by April, 2001 at an additional cost of $50,000.

     o During Phase 1, we will incur significant operating expenses. We do not expect to generate significant operating revenues for a period of at least six months after the completion of our offering.

     o During Phase 1 R-Tec will require manufacturing facilities and additional warehouse space. These facilities may be purchased or leased and the manufacturing may be outsourced. We anticipate that we will remain in our existing office space for the coming year but will be required to expend additional funds on manufacturing and on warehouse space.

Manufacturing and Distribution Relationships.

     One of R-Tec's Phase 1 goals is to establish beneficial relationships with strategic manufacturing and distribution partners. With this strategy, we hope to eliminate the need to build a large and costly production and sales infrastructure and to benefit from the inclusion of our products in our partners' marketing efforts.

     R-Tec has entered into a manufacturing contract with Anscott Chemical Industries, Inc., a nationally recognized manufacturer of chemical products located in Wayne, New Jersey.

     The principal supplier of the Company's raw materials is Pac-Rite of Passaic, New Jersey. In management's opinion, the relationship between the Company and Pac-Rite is good.

     Anscott will be the exclusive manufacturer of our leak detection products; R-Tect 12, R-Tect 22, and R-Tect carbon dioxide reactive paints. The agreement is for five years. The rights granted to Anscott under the agreement are limited to these three specified products and to the United States. Anscott's exclusivity rights with respect to R-Tect carbon dioxide reactive paint is further limited to the dry cleaning industry. Anscott will manufacture our products based on purchase orders received from R-Tec. R-Tec intends to locate a quality control technician employed by us at Anscott's offices, but there is no provision in our contract with Anscott which requires Anscott to accept such supervision.

     The primary distributor of our protective coating products, Motors & Armatures, has placed an initial order for 5,000 kits of R-Tect 22 reactive paint at $44.00 per kit, scheduled for delivery in March of 2001. We believe that Motors & Armatures will distribute R-Tect kits for R-Tect 12, R-Tect 22, and later R-Tect 134A reactive paints, primarily to organizations that will in turn sell them to air conditioning or refrigeration contractors. The original anticipated delivery date of R-Tect 22 to Motors & Armatures of October 31, 1999, was extended to February, 2000. That date has been extended again until after we commence operations. Motors & Armatures has advised us that it intends to create artwork for our products which it will be distributing and intends to hire an exclusive representative to work on the R-Tect product line. This specialist will travel with Motors & Armatures' sales representatives to train and educate its clients in the use of our products. Motors & Armatures has orally represented to us that it has allocated $156,000 for advertising in the first year for R-Tec's products and that it will also provide a direct mail campaign to reinforce the advertising program.


     In June, 2000, we began sales of our Ripefully Yours product which delays the decay of refrigerated fuits and vegetables. Ripefully Yours is packaged by Pac-Rite of Passaic, New Jersey, utilizing R-Tec's formulations. Pac-Rite is toll manufacturing the product for the Company on a purchase order basis whereby the Company pays a flat fee per box packaged. The Company has established net ten terms with Pac-Rite. We believe that Pac-Rite can succesfully fulfill all of our packaging requirements in the foreseeable future. The baking soda is manufactured by Vitusa Products and the Ethylene eliminator component is manufactured by GSA Resources. We received minimal revenues from the sale of Ripefully Yours in the second quarter of this year. Currently, the sales of Ripefully Yours are increasing steadily. The Company does not have a formal marketing program for its Ripefully Yours product, but rather growth of this product line has grown largely by word of mouth. In addition, Nancy Vitola, the Company's Vice-President and a director, has been acting as dedicated sales staff concentrating on direct sales efforts and account maintenance for large grocery chains. In the few months this product has been on the market, it has been sold in 33 grocery chains located in the northeast and midatlanic U.S. and the Caribbean including Pathmark, ShopRite, King Kullen and C&S Wholesale. To date we have been directing our efforts at direct sales to large super-market chains. We believe that proper super-market penetration will allow us to gain access to all marketing outlets nation-wide. We anticipate that the majority of the Company's revenues in the near future will be from the sale of Ripefully Yours.

         Motors & Armatures has proposed a six month test marketing program to determine the volume level of sales. It intends to promote R-Tec's products as both leak detectors and as preventative maintenance products.


         R-Tec's Efforts To Expand Commercial Use of Initial Products.

     During Phase 1, R-Tec also intends to pursue direct sales to end-users and the original equipment manufacturing market. We will also complete research and development of our remaining initial products and will pursue marketing of these products. Potential users include public utility companies, automotive, marine, aviation, aerospace companies, and commercial real estate owners and developers. We have identified government agencies and municipalities where our products can reduce maintenance, overhead and provide another means to detect harmful gases. We also intend to pursue licensing arrangements with select end-users.

         We believe a marketing opportunity will also develop with insurance companies that underwrite risk associated with gas explosions. R-Tec will introduce its products to these insurance companies and will attempt to persuade them either to mandate the use of R-Tec's reactive paint products or to provide financial incentives, such as discounted insurance rates, to companies that utilize R-Tec's detection products.

         We believe that a marketing opportunity will develop for the use of R-Tec's reactive paint products to detect natural gas and propane leaks. Specifically, during the installation of a gas pipe, the installer could apply our paint to pipe joints. Property owners could also apply our reactive paint to pipe joints in existing structures. If natural gas or propane leaks through a stress crack, the paint is designed to change colors, indicating a leak, and warning anyone who examines the pipe joint.

         We also believe a market may exist for our reactive paint products in chemical plants. Chemical plants utilizing our reactive paint products could reduce the chance of significant damage caused by a toxic chemical or gas leak by applying our products to pipe joints in their manufacturing facilities.

         We also believe our reactive paint products could be used in the aerospace and aviation markets. We believe that aircraft utilizing our reactive paint products could possibly avert disasters caused by gas and fluid leaks if, during a routine inspection, a mechanic notes a change in color of the paints applied to pipe joints aboard the aircraft. Should there be a leak, it could be detected and repaired prior to the aircraft taking off.

         It is possible, though unlikely, that our paint could be caused to change color due to exposure to some other substances or gas from another source. A false positive reading due to ambient gases is minimized by the use of a clear polymer coating, which encases each of the R-Tec paints. When properly applied, the paint's impermeable coating serves to ensure that only gas leaking from the protected source can contact the reactive paint and therefore cause a positive reading. None of the testing conducted to date has indicated any variance of responsiveness of R-Tec's products to geographic area or weather conditions, such as humidity, air pressure or smog level.

Phase 2-Expand Product Lines and Expand Internal Sales

     R-Tec does anticipate entering Phase 2 during next fiscal year. R-Tec anticipates that it will add product lines in Phase 2 which will be marketed to the users identified in Phase 1. R-Tec will continue to pursue new business with public utilities by developing new products which address specific needs with the industry.

     The speed with which we can develop, introduce, test market and expand sales of the additions to the R-Tec product line will determine the timing of the realization of our Phase 2 goals. The Company believes that during this phase it will seek to introduce new products, conduct test marketing and expand its sales efforts.


         During Phase 2, in addition to manufacturing facilities, office space and warehouse space required during Phase 1, R-Tec will require laboratory facilities for product development.

         During Phase 2, R-Tec will develop additional gas detection coating products.

   o R-Tect ethylene detector. The estimated development time is 90 days at an approximate cost of $70,000.
   o R-Tect propane reactive paint. The estimated development time is 90 days at a cost of approximately $100,000.
   o R-Tect natural gas reactive paint. The estimated development time is 90 days at an estimated development cost of approximately $200,000.
   o R-Tect SF6 detector. The estimated development time is 90 days at an estimated development cost of approximately $200,000.
   o R-Tect 134A, a freon detecting coating designed for the automotive, air conditioning and refrigerator contractors market. The estimated development time is 180 days at an approximate cost of $55,000.
   o R-Tect 410, a freon detecting coating designed for the residential and commercial air conditioning and refrigerator contractors market. The estimated development time is 180 days at an approximate cost of $55,000.

     R-Tec intends to initially develop only R-Tect propane reactive paint during this Phase. Further funding will be necessary to develop additional products.

Other Potential Applications Of R-Tec's Detection Technology.

         Following the development of the products discussed above, R-Tec intends to develop coatings which detect the following gases. The development time and cost for each project has not been estimated by R-Tec. R-Tec's ability to develop additional gas detection products will be dependent upon the proceeds from this offering and the amount of funds available, if any, from operations.

Ammonia                    Chlorine                  Methane
Butane                     Ethane                    Methyl Mercaptan
Carbon Monoxide            Isobutane                 Sulphur Hexaflouride
Acetylene                  Carbon Sulfide            2-Methylpropene
Acetyl Fluoride            Carbon Tetrafluoride      Nitric Oxide
Allene                     Hexafluoropropane         Nitrogen
Arsine                     Hydrogen                  Nitrous Oxide
Boron Trichloride          Hydrogen Chloride         Other Refrigerants
Boron Trifluoride          Isobutylene               Phosgene
Bromotrifluoromethane      Methyl Ether              Propene
1,3-Butadiene              Methanethiol              Sulphur Dioxide
2-Methylpropane            Trimthylamines

               We also intend to research the feasibility of using a small strip across the top of wrapped chicken parts and meat as a means of measuring freshness. This fine lined strip would be the color green, indicating the chicken is fresh. If this strip turns red, this would indicate that the chicken is diseased or tainted with salmonella. This would alert both the retailer and the consumer to the presence of a disease that might not have been detected without this safety strip.

         We plan to work with utility companies on the detection of SF6 gas. This gas is used as an insulator in transformers and takes the place of harmful PCBs. When these gases leak out of a transformer, they may cause the electricity passing through the gas to spark and cause an explosion. Currently, the only way the utility company can detect a leak is when the transformer explodes and it must be replaced at great cost to utility companies and the consumer. R-Tec proposes that when a transformer is assembled, the utility company place a strip of our paint around the top of the transformer so that utility workers will be able to easily detect a change in the color of a transformer hanging on a utility pole, if a leak occurs.

Blood Gases

          R-Tec believes there may be an interest in the use of our technology in the field of blood gases. Blood travels from the heart to the lungs, liver, kidneys and other major organs. During this trip it is carrying a percentage of oxygen, carbon dioxide and certain other metabolic gases. However, when there is a restriction in this flow, possibly due to coronary artery disease, the heart and lungs are unable to supply the proper amount of oxygen to the blood. Therefore, the oxygen level begins to decrease and the carbon dioxide level will increase.


     R-Tec believes that by detecting gas on a molecular basis at the rate of 10 to the 64th power, which its technology is able to do, the medical field may have the ability to detect a change in the amount of carbon dioxide in the blood. Although the Company has yet to begin formulation and testing of its technology for this purpose, this may help patients with a family history or high risk of heart attacks or strokes to possibly know if they have a serious medical condition. For example, a person might be able to rub some gel on their wrist once a month. This gel would consist of a form of R-Tec's product and dimethyl sulfoxide, a substance that carries medicine into the body. If the blood flowing through the arterial arteries has a higher than normal level of carbon dioxide, which is indicative of a restriction of blood flow and oxygen, the gel would turn from one color to another, possibly warning the individual that they may be within weeks of suffering a stroke or heart attack. This pre-warning system would allow a person to seek medical attention and relieve the arterial restriction before suffering the damage caused by a heart attack or stroke. Since smog does not affect a person's arterial blood gas level because the level of these gases is maintained internally, there is little likelihood of external factors affecting the potential product.


Employees

     R-Tec currently has six full-time employees. Two of the employees are officers and Directors of the Company. In addition, The Company employs one sales person, a driver, and two clerical personnel. R-Tec has retained the services of the following on a part-time basis: two scientists, accounting personnel and one consultant and director. In the event of successful completion of the offering, the Company intends to hire additional full-time employees.

Facilities


     We lease 1,930 square feet of office space under a two year lease from Haas Laser Technologies, Inc. at 37 Ironia Rd. in Flanders, New Jersey. The lease payments are approximately $2,171 per month. The Company anticipates renting additional production facilities upon the successful conclusion of this offering or as required by demand for the Company's products. A copy of the lease is incorporated by reference to the Company's Form 10-KSB filed on April 14, 2000.


Patent


     R-Tec's gas detecting coating technology is the invention of Robert J Verdicchio, Stewart R Kaiser, and Shawn Walsh. Their invention is protected by U.S. patent #5783110, issued July 21, 1998, entitled, Composition for the Detection of Electrophilic Gases and Methods of Use Thereof. The patent describes a coating which detects gases, such as chlorodifluoromethane or carbon dioxide, which are attracted to electrons. Upon contact with such gases, protons are exchanged between the gas and the paint. The loss or gain of protons causes a dye incorporated in the paint to change color, indicating the presence of gas. R-Tec also has two pending U.S. patent applications which, if granted would expand the scope of present patent. R-Tec has foreign patent applications pending for 32 countries. This patent is due to expire July 21, 2015.

           In addition, based on some of the patented technology, the Company filed two more patent applications (US Patent #5,951.909 and # PCT/US99/14937) which the Company believes will protect additional technologies as well as provide added protection to the initial patent. US patent # 5,951.909 was issued on September 14, 1999, and is not due to expire until September 14, 2016. PCT/US99/14937 is still pending. Both additional patent applications issued in Australia, China, Japan, Korea, Mexico, Israel, Canada, as well as 37 European nations.


     On March 28, 1997, Mr. Verdicchio, Mr. Kaiser and Mr. Walsh assigned all of their interest in the patent to Muriel Kaiser. On November 2, 1998, Muriel Kaiser assigned all right, title and interest together with all rights of priority in U.S. patent #5783110 to R-Tec. This assignment has been filed with the U.S. Patent and Trademark Office.

     On May 10, 1999, R-Tec executed a promissory note in favor of Muriel Kaiser in the principal amount of $850,000 to pay for the transfer of the patent to R-Tec. The note bore interest at the rate of 6% per annum and was to be paid in full within 30 days following the completion of the initial public offering. By letter agreement dated July 2, 1999, Mrs. Kaiser has agreed that in the event 625,000 shares were not sold by January 10, 2000, payment will be made by R-Tec's execution of a promissory note for $850,000 due and payable in equal quarterly payments over a five-year period at 6% interest. On September 28, 1999, the note was further modified by providing for payment of $400,000 of the total due by the issuance of 100,000 R-Tec shares with the remaining $450,000 being due within thirty days of R-Tec selling $2,000,000 of its shares in the initial public offering. In February 2000, the Company issued 100,000 shares of the Company's common stock and paid $450,000 in full satisfaction of amounts owed under the purchase agreement.

            There can be no assurance that any of our future patent applications will be granted, that any current or future patent or patent application will provide significant protection for our products or technology, be of commercial benefit or that the validity of such patents or patent applications will not be challenged. Moreover, there can be no assurances that foreign patent, trade secret or copyright laws will protect our technologies or that we will not be vulnerable to competitors who attempt to copy or use our products or processes.




 Governmental Regulations And Industrial Standards

            We believe based on the opinion of our consultant who is also a director, that our products presently comply with any applicable material governmental health and safety regulations and standards. However, there can be no assurance that our products will comply with all applicable regulations and standards in the future. Because the future scope of these and other regulations and standards cannot be predicted, there can be no assurance that we will be able to comply with all future regulations or industry standards.

                            Management And Affiliates

Directors, Executive Officers And Key Employees

            The names, addresses, ages and respective positions of the current directors and officers of R-Tec are as follows:

Name                                 Age              Position
----                                 ---              ---------
Philip Lacqua                        52               President, Treasurer and
1127 83rd Street                                      Director
Brooklyn, New York  11228

Nancy Vitolo                         36               Vice President, Secretary
290 Green Road                                        and Director
Sparta, New Jersey  07871

Damon E. Palmer                      35               Director
8380 SW 39 Court
Davie, Florida  33328

Shawn P. Walsh                       24               Director
538 Wren Way
Branchburg, New Jersey  08876

            Each  director is elected for a period of one year and serves  until
his  successor  is  elected  by  our   shareholders.   We  have  no  independent
compensation committee.

            Philip Lacqua, age 52, will serve as the President, Treasurer and as a Director of R-Tec. His duties will include responsibility for the overall management of R-Tec and sales. Mr. Lacqua was awarded a Bachelor of Science degree from Central College of Iowa in 1970 with a major in Political Science.

            Since 1970, Mr. Lacqua has served as President and Vice President for various companies. In 1971, Mr. Lacqua started Container Maintenance Corp., which was in the business of repairing ocean-going containers, trailers and chassis. At the same time he started CMC Haulage, Inc., which provided for interstate and intrastate trucking. In 1973, Mr. Lacqua merged his companies with others and formed Marine Repair Services, Inc. He assumed the title of Vice President of Sales. Marine Repair was primarily in the business of repairing containers, trailers and chassis in the New York area. In December, 1977, Mr. Lacqua sold his interests in CMC Haulage and Marine Repair.

           In February, 1978, Mr. Lacqua formed Eastern Industrial Supply Corp., a ship supply company. Mr. Lacqua then formed Marine Technical Service, Inc., and served as a Director and President, overseeing all aspects of that company. Marine Technical specialized in sales to the Far East, the Middle East and Europe. In June, 1998, Mr. Lacqua resigned as an officer and director of Marine Technical Service, Inc. to devote all of his attention to R-Tec. Mr. Lacqua commenced work for R-Tec in May 1996, prior to its incorporation.

            Nancy Vitolo, age 36, will serve as a Vice President, Secretary and as a Director of R-Tec. As such her duties will include public relations.
Ms. Vitolo owned and was employed by Garden State Heating and Air Conditioning Corporation as a secretary from 1991 until February, 1998. Garden State became one of the top 50 Bryant/Carrier Dealers in gross sales in the continental U.S. and Canada. Beginning in March 1998, Ms. Vitolo worked with R-Tec as a consultant until she became an employee in April, 1999. Ms. Vitolo was a sales representative for Yves Saint Laurent for the ten years prior to her association with Garden State.

           In 1995, Ms. Vitolo and Mrs. Kaiser began the research project which resulted in the development of the reactive paint technology now owned by R-Tec. Ms. Vitolo and Mrs. Kaiser opened a laboratory and engaged scientists to research the feasibility of creating a better method for detecting minute gas leaks. A laboratory was leased in Warren County, New Jersey and chemists and other scientists were engaged to perform research in this area and conduct experiments. Ms. Vitolo later withdrew from active participation in the project, but continued to assist Mrs. Kaiser in the funding of the patent. Ms. Vitolo personally loaned Mrs. Kaiser approximately $425,000 to fund the development of the patent.

            Damon E. Palmer, age 35, was elected to serve as a director of R-Tec on April 14, 1999, and is also a member of the Compensation and Audit Committees of the Board. Mr. Palmer is Vice President and Chief Financial Officer of Trinity Industrial Services, a computer consulting company, since 1998. From 1996 until 1998 he was Controller of Marine Technical Services, which was formed by Mr. Lacqua. Between 1994 and 1996 he was an office administrator for Edward Jones, C.P.A. From 1989 until 1994 he was a manager of a branch of the Glidden Company, which engaged in the business of manufacturing and selling paint products.

            Shawn P. Walsh, age 24, was elected to serve as a director on April 14, 1999. He graduated from Johns Hopkins University in Baltimore, Maryland in 1996 with a Bachelor of Science degree in Chemistry. He worked for R.W. Johnson Pharmaceutical Research Institute in Raritan, New Jersey from December 1996 to March 1999 as a scientist.


     R-Tec had a one year consulting Agreement with Mr. Walsh which terminated on January 1, 2000. Mr. Walsh had performed consulting services regarding scientific experiments and research on reactive paints. Pursuant to the agreement, R-Tec had paid Mr. Walsh $1,000 per month for a total of $12,000. Mr. Walsh has no ownership rights to the patent by virtue of his assignment of all of his rights to Mrs. Kaiser.


Key Employees And Consultants

            The following biographical information relates to our consultants:

        Name                                         Position


   Shawn P. Walsh                              Scientific Consultant, Director
   Robert J. Verdicchio                        Scientific Consultant

            Robert J. Verdicchio, age 65, has been employed by Verdi Enterprises, Inc., a chemical consulting company of Succasunna, New Jersey, of which he is the principal owner since January, 1996. He was employed by Johnson and Johnson Consumer Products in Skillman, New Jersey, from 1973 until his retirement in 1995. He has been engaged in the development of the patented technology since 1996 and has worked for R-Tec as a consultant since July 1996. He received a Ph.D. in Metaphysical Science in 1994 from the University of Metaphysics in Los Angeles, California, a Master of Science degree in 1990 from Fairleigh Dickinson University, and a Bachelor of Science degree in Organic Chemistry in 1962 from Rutgers University. He was one of three inventors of the patented proprietary technology which has been assigned to R-Tec. Dr. Verdicchio has no ownership rights to the patent by virtue of his assignment of all of his rights to Mrs. Kaiser. Dr. Verdicchio has agreed to consult for R-Tec on an as needed basis.

Executive Compensation

     We have no independent compensation committee. R-Tec has entered into employment agreements dated September 23, 1999 with Nancy Vitolo and Philip Lacqua, who are officers and directors of R-Tec.

     The  employment  agreement  with Ms.  Vitolo  provides  for the  payment of

$50,000 plus bonus per year for a two-year term. Under the terms of the employment agreement, the bonus is to be decided by the Board of Directors. Ms. Vitolo is employed as Vice President, Secretary and director of R-Tec. Ms. Vitolo has waived her salary due under the agreement through September 23, 1999.


     The  employment  agreement  with Mr.  Lacqua  provides  for the  payment of

$50,000 plus bonus per year for a two year term. Under the terms of the employment agreement, the bonus is to be decided by the Board of Directors. Mr. Lacqua is employed as President, Treasurer and director of R-Tec. Mr. Lacqua has waived his salary due under the agreement through September 23, 1999.

     In addition, R-Tec established a Stock Option Plan on April 15, 1999 which provides that all regular full-time employees and key executives may be issued options to purchase a total of up to one million shares of our common stock at a price not less than 100% of the fair market value of the shares on the date the option is granted. The plan is to be administrated by the Stock Option and Compensation Committee of the Board of Directors, consisting of at least two disinterested directors. On April 14, 1999 the Board formed a Compensation Committee which consists of a total of three directors with two disinterested directors. We also intend to implement a Pension Plan in the near future.

     All of our officers are also directors of R-Tec and are, therefore, not independent. No independent person has reviewed the employment agreements. However, since April 14, 1999 the Board of R-Tec includes two disinterested directors who are members of the Compensation and Audit Committees.

REMUNERATION OF OFFICERS AND DIRECTORS

     The following table sets forth the compensation paid during the fiscal years ended December 31, 1999, December 31, 1998, and the projected compensation to be paid in 2000 pursuant to existing employment agreements with the Company's Chief Executive Officer and each of the Company's officers and directors. No person received compensation equal to or exceeding $100,000 in fiscal 1999 or 2000 and no bonuses were awarded during fiscal 1999 or 2000.

 In March 2000, the Company issued stock options for 190,000 shares at $8.00 per share to various employees and consultants.



                                                                                               Long Term Compensation

                                      Annual Compensation                    Awards                   Payouts
Name                                                     Other                    Securities
and                                                      Annual      Restricted   Underlying    LTIP            All Other
Principal                                                Compen-     Stock        Options/      Payouts         Compen-
Position                      Year  Salary($)  Bonus($)  sation($)   Awards($)    SARs          ($)             sation($)
------------------------------------------------------------------------------------------------------------------------------
Philip Lacqua                 1998   ---       ---       ----         ----        ----            ----           ----
President, Treasurer          1999   12,500    ---       ----         ----        ----            ----           ----
                              2000   50,000    ---       ----         ----        ----            ----           ----

Nancy Vitolo                  1998   ---       ---       ----         ----        ----            ----           ----
Secretary                     1999   12,500    ---       ----         ----        ----            ----           ----
                              2000   50,000    ---       ----         ----        ----            ----           ----

Damon E. Palmer               1997   ---       ---       ----         ----        ----            ----           ----
Director                      1998   ---       ---       ----         ----        ----            ----           ----
                              1999   ---       ---       ----         ----        ----            ----           ----
                              2000   ---       ---       ----         ----        ----            ----           ----

Shawn P. Walsh                1997   ---       ---       ----         ----        ----            ----           ----
Director                      1998   ---       ---       ----         ----        ----            ----           ----
                              1999   ---       ---       ----         ----        ----            ----           ----
                              2000   ---       ---       ----         ----        ----            ----           ----



                             Principal Shareholders

            The following table presents the shares of common stock of R-Tec owned of record or beneficially by each person known to own more than 5% of R-Tec's common stock, and the name and shareholdings of each officer and director and all officers and directors as a group.


                                                                 Percent After
Principal Stockholder's          Number of      Percent Prior     Maximum
Name and Addresses             Shares Owned      to Offering      Offering      Office(s) Held

Philip Lacqua                     972,222        30.39%            14.51%           Director,
1127 83rd Street                                                                    President,
Brooklyn, New York  11228                                                           Treasurer

Nancy Vitolo                      934,223        29.20%            13.95%           Director,
290 Green Road                                                                      Vice President,
Sparta, New Jersey  07871                                                           Secretary

Marc M. Scola                     972,222        30.39%            14.51%           Former Director,
61 Mallard Drive                                                                    Vice President,
Allamuchy, New Jersey  07820                                                        General Counsel

Damon E. Palmer                       -0-           0%                0%            Director
8380 SW 39 Court
Davie, Florida  33328

Shawn P. Walsh                        -0-           0%                0%            Director
538 Wren Way
Branchburg, New Jersey  08876

All Officers and
Directors as a Group            2,878,667        89.98%            42.98%


                 Certain Relationships and Related Transactions


    Mr. Lacqua, Ms. Vitolo and Mr. Scola own 2,878,667 shares. They contributed $632,834 in capital through June 30, 2000.


            R-Tec's gas detecting coating technology is the invention of Robert J Verdicchio, Stewart R Kaiser, and Shawn Walsh. Their invention is protected by U.S. patent #5783110, issued July 21, 1998, entitled, Composition for the Detection of Electrophilic Gases and Methods of Use Thereof.

     On March 28, 1997, Mr. Verdicchio, Mr. Kaiser and Mr. Walsh assigned all of their interest in the patent to Muriel Kaiser. On November 2, 1998 Muriel Kaiser assigned all right, title and interest together with all rights of priority in U.S. patent #5783110 to R-Tec. This assignment has been filed with the U.S. Patent and Trademark Office. Mrs. Kaiser is the mother of Stewart Kaiser and Nancy Vitolo's mother-in-law. Ms. Vitolo is the wife of Stewart Kaiser.

     On May 10, 1999, R-Tec executed a promissory note in favor of Muriel Kaiser in the principal amount of $850,000 to pay for the transfer of the patent to R-Tec. The note bore interest at the rate of 6% per annum is to be paid in full within 30 days following the completion of the initial public offering. By letter agreement dated July 2, 1999, Mrs. Kaiser agreed that in the event 625,000 shares was not sold by January 10, 2001, payment will be made by R-Tec's execution of a promissory note for $850,000 due and payable in equal quarterly payments over a five-year period at 6% interest. On September 28, 1999, the note was further modified by providing for payment of $400,000 of the total due by the issuance of 100,000 R-Tec shares with the remaining $450,000 being due within thirty days of R-Tec selling $2,000,000 of its shares in the initial public offering. In February 2000, the Company paid $450,000 and in March 2000, the Company issued 100,000 shares of the Company's common stock in full satisfaction of amounts owed under the purchase agreement.

     Muriel Kaiser paid $850,000 to develop the patent. In May of 1999, Mrs. Kaiser sold the patent to the Company for a promissory note for $850,000. In February 2000, Mrs. Kaiser got paid $450,000 by the Company and Mrs. Kaiser received 100,000 shares of the Company's stock in March 2000. Although the Company's stock was being sold for $8.00 a share at the time, Mrs. Kaiser received 100,000 shares because she received restricted stock.

     R-Tec had previously executed an agreement in favor of Philip Lacqua, Nancy Vitolo and Marc M. Scola under which R-Tec agreed to reimburse Mr. Lacqua, Ms. Vitolo and Mr. Scola for all expenses advanced by such individuals prior to and after the date of R-Tec's incorporation. Such expenses include, but are not limited to, attorneys' fees, accountant fees, office leases, advertising, travel, and general expenses of this offering. During 1999, sums due Mr. Lacqua, Ms. Vitolo and Mr. Scola were reduced or reclassified as equity. Mr. Lacqua, Ms. Vitolo and Mr. Scola did not receive any additional outstanding shares. The expenses were treated as a capital contribution.





            On September 25, 1999, our executive officers, Mr. Lacqua, Ms. Vitolo as well as the then Director, Mr. Scola, transferred 12,083,334 common shares to the Company, reducing the total number of shares held by them as a group to 2,916,666. This transaction was to facilitate the 1999 public offering.


 On September 25, 1999, our executive officers, Mr. Lacqua, Ms. Vitolo as well as the then Director, Mr. Scola, transferred 12,083,334 common shares to the Company, reducing the total number of shares held by them as a group to 2,916,666. This transaction was to facilitate the 1999 public offering.


     R-Tec presently has one independent director. The transactions noted above were ratified by this independent director who does not have an interest in the transactions. Any future transactions undertaken by R-Tec with its officers, directors or 5% shareholders will be on terms no less favorable to R-Tec than could be obtained from unaffiliated parties.



Indemnification

     R-Tec's Articles of Incorporation, as amended, provide that, to the extent not inconsistent with applicable law, R-Tec shall indemnify and hold harmless its officers, directors, employees and agents from liability and reasonable expense from actions in which he or she may become involved by reason of the fact that he or she was an officer, director, employee or agent. The Company has obtained an insurance liability policy for this purpose at a cost of approximately $37,000 per year.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of R-Tec pursuant to the foregoing provisions, or otherwise, R-Tec has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that any claim for indemnification against such liabilities, (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, R-Tec will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the Court of such issue.

Organization Within Last Five Years

     As soon as the money from this offering is made available, R-Tec expects to make all arrangements necessary so that it can commence full scale commercial operations immediately thereafter.

                            Description of Securities

            The following statements summarize detailed provisions of R-Tec's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request.

Authorized Capital


     Our authorized capital stock consists of 50,000,000 shares of $.00001 par value common stock. We have outstanding 3,198,735 shares of common stock, all of which are validly issued, fully paid and non-assessable. The Board of Directors of the Company has the authority to isue all or any portion of the Company's authorized but unissued shares of common stock. Should the Board of Directors elect to issue a large amount of additional shares, the Company's existing shareholders could be significantly diluted; the Company could experience a change in the control block; the business of the Company could be significantly changed; the Company's share value could drop significantly; all of which could have a significant adverse affect on the value of the Company and its shares.


Common Stock

            The shares being offered are shares of common stock. Currently there are no active markets for the common stock and there can be no assurances there will ever be an active public market in the future.


            R-Tec is presently authorized to issue 50,000,000 shares of $.00001 par value common stock. There are 3,198,735 shares issued and outstanding, and a maximum of 3,500,000 shares are for sale in this offering. The shares of common stock being sold will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.



     The holders of common stock are entitled to equal dividends and distributions per share with respect to the common stock when and if declared by the Board of Directors from funds which are legally available. R-Tec has not paid any dividends on common stock to date and does not anticipate paying dividends on common stock in the foreseeable future. No holder of common stock has a pre-emptive right to subscribe for any securities nor are any common shares subject to redemption or convertible into other securities of R-Tec. Upon liquidation, dissolution or winding up of R-Tec, and after payment of creditors and preferred stockholders, if any, the remaining assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. Holders of common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any alternate members to the Board of Directors. The rights of the Company's shareholders cannot be changed without a vote of a majority or nore of the Company's outstanding shares, voting as a class.


Preferred Stock

            R-Tec is currently authorized to issue shares of Preferred Stock. Accordingly, the Board of Directors could authorize the issuance of shares of Preferred Stock. Preferred Stock may, if and when issued, have rights superior to those of the common stock offered hereby. The Board of Directors may approve the issuance of Preferred Stock without a vote by shareholders and conversion rights may adversely affect the voting power of holders of common stock.

Transfer Agent

              American Stock Transfer & Trust Co.
              59 Maiden Lane
              New York, NY 10038
              Telephone (212) 936-5100

Dividend Policy

            We have not paid any dividends on common stock to date and we do not anticipate paying dividends on common stock in the foreseeable future. We intend for the foreseeable future to follow a policy of retaining all of its earnings to finance the development and expansion of our business.


Penny Stock Rules

     Broker/dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker/dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The offering price has not been determined by negotiation with an underwriter, as is customary in most offerings, and instead the offering price has been set arbitrarily by R-Tec.


MARKET  PRICE  OF  COMMON EQUITY

Market  for  Common  Stock



     The Company's Common Stock is quoted on the Over the Counter Bulletin Board (OTC:BB) under the symbol "RTTC." The company initiated trading on June 30, 2000 and a total of seven thousand (7,000) shares have traded since that time at prices between $8.00 and $1.40.


     As of October 17, 2000 there were 259  shareholders of the Company's Common

Stock. In addition, under the Company's adopted stock option plan, the Company granted options for some of its employees and directors to purchase 190,000 common shares at $8 per share.


     Prior to the offering, there has been almost no market for the securities of the Company. There can be no assurance that a market for the Company's securities will develop after completion of this offering or, if developed, that it will be maintained. As a consequence of such a limited market, a purchaser of the Shares may be unable to sell the Shares when desired and may have to hold the Shares indefinitely. The determination of the offering price of the Shares was made arbitrarily by the Company.

                              Plan of Distribution


     The Company is offering hereby up to a maximum of 3,500,000 Shares on a "best efforts" basis. There is no minimum amount required to close this Offering. The securities offered hereby may be sold by selected broker/dealers who are members of the National Association of Securities Dealers, Inc. ("NASD Member Firms").



     The Company will pay to such firms a commission not to exceed 10% of the gross amount of all Shares sold by such an NASD Member Firm. All other sales will be effected by the Officers and Directors of the Company, without compensation. Officers and directors of the Company may purchase up to ninety
(90) percent of this Offering.


     The offering will terminate 90 days after the Effective Date, unless extended for an additional sixty (60) days by the Company. There will be no escrow account. All subscriptions will be accepted or rejected within one day of receipt.

     Prior to this Offering, there has been a limited public market for the Securities. The Common Stock was traded on the Over The Counter Electronic Bulletin Board under the symbol "RTTC." Currently there are only two market makers for our Common Stock and there can be no assurance that a market for our shares will continue with any consistency. Consequently, the offering prices of the Securities have been arbitrarily determined by the Company and are not necessarily related to the Company's asset value, net worth or other established criteria of value. The factors considered in such public offering price, in addition to prevailing market conditions, include the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors as were deemed relevant.

    The Company and any broker-dealer that acts in connection with the sale of Common Stock may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933. Any commissions received by broker-dealers and any profit on the resale of Common Stock sold by them while acting as a principal may be deemed to be underwriting discounts or commissions. The Selling Stockholders may agree to indemnify any agent or broker-dealer that participates in a transaction involving sales of Common Stock against certain liabilities.


            Under Rule 3a4-1 of the Exchange Act, none of the employees of R-Tec will be a "broker" as defined in the Exchange Act, solely by reason of participation in this offering, because:

(1) none is subject to a statutory disqualification,  as that term is defined in
Section 3(a)(39) of the Act, at the time of his participation, and (2) none will receive, directly or indirectly, any commissions or other remuneration based either directly or indirectly on transactions in securities, (3) none is an associated person (partner, officer, director, or employee) of a broker dealer, and (4) each meets all of the following conditions: (a) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for the issuer otherwise than in connection with transactions in securities; (b) none was a broker or dealer, or an associated person of a broker dealer, within the preceding 12 months; and (c) none will participate in selling an offering of securities for any issuer more than once every 12 months.

            Residents of California purchasing shares must meet one of the following suitability requirements: an investor must (1) be an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933; or (2) a person who (1) has an income of $65,000 and a net worth of $250,000 or
(b) has a net worth of $500,000 (in each case excluding home, home furnishings, and personal automobiles); or (3) a bank, savings and loan association, trust company registered under the investment company act of 1940, pension or profit-sharing trust, corporation, or to the entity which, together with the corporation's or other entity's affiliates, have a net worth on a consolidated basis according to the most recent regularly prepared financial statement (which shall have been reviewed but not necessarily audited, by outside accountants) of net less than $14,000,000 and subsidiaries of the foregoing; or (4) a person (other than a person formed for the sole purpose of purchasing the units offered hereby) who is purchasing at least $1,000,000 in aggregate amount of the units.

            Residents of Virginia purchasing units must have a net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Net worth in all cases is calculated exclusive of home, furnishings and automobiles. Virginia residents may not invest more than 10% of their readily marketable assets in the offering.

                                  Legal Proceedings


     On December 14, 1999, IBS Interactive, Inc. filed a suit against R-Tec. The case is pending in the Morris County Superior Court in Morris County, New Jersey for approximately $75,000 allegedly owed for services provided to R-Tec on its website. R-Tec has counterclaimed on a damages claim for approxiamtely $175,000 for improper closure of its website by IBS Interactive, Inc. We believe that this matter will not be assigned a trial date for at least another year to year and a half. We are unaware of any other material itigation pending or threatened against R-Tec.


                                 Legal Matters


     Jay Hait, Esq., 39 Hudson street, Suite 102, Hackensack, New Jersey 07601 is passing upon the validity of the shares of common stock offered by the prospectus.


                                     Experts


     The financial statements of R-Tec as of December 31, 1999, included in this prospectus have been audited by James Moore & Co. P.L., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.



                        Change In Independent Accountants

            On May 21, 1999, R-Tec engaged James Moore & Co., P.L. as its independent auditors for the year ending December 31, 1998 to replace the firm of Jurewicz & Duca, Certified Public Accountants, P.C., who were dismissed as our auditors effective May 20, 1999. James Moore & Co., P.L. reaudited the financial statements for the year ended December 31, 1998; no reliance should be placed on previous financial statements for the same period. R-Tec's Board of Directors approved the decision to change auditors.

     The reports of Jurewicz & Duca, P.C., on the financial statements of R-Tec from October 29, 1998 (inception) to December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Subsequent to the issuance of the audit report of Jurewicz & Duca, P.C., information came to the attention of Jurewicz & Duca, P.C. which they have concluded materially impacts the fairness and reliability of their audit report and the underlying financial statements. Due to the dismissal of Jurewicz & Duca, P.C., they have not addressed these issues and therefore have withdrawn their audit report dated January 7, 1999. No reliance should be placed on this audit report or the underlying financial statements.

            In connection with the audits of R-Tec's financial statements for the period ended December 31, 1998, and for the interim period preceding their dismissal, there were no disagreements with Jurewicz & Duca, P.C. on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures. In a letter dated June 15, 1999, Jurewicz & Duca, P.C. have confirmed this understanding.

                             How To Invest In R-Tec


     Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $1.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "R-Tec Technologies, Inc." The offering is being made on a "best efforts" basis. This means that only some, if any, of the shares offered hereby may be sold.

                              Financial Statements

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors,
R-Tec Technologies, Inc.:


We have audited the accompanying consolidated balance sheet of R-Tec Technologies, Inc. (a development stage company) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999 and for the period from inception (October 22, 1998) through December 31, 1998 and for the period from inception (October 22, 1998) through December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of R-Tec Technologies, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period from inception (October 22, 1998) through December 31, 1998 and for the period from inception (October 22, 1998) through December 31, 1999 in conformity with generally accepted accounting principles.


/s/ James Moore & Co., P.L.
Gainesville, Florida
March 29, 2000


                            R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                               December 31,
                                                                  1999
                                                               ------------
Current assets

  Cash and cash equivalents                                   $          448
                                                                 -----------
Office equipment, net of accumulated
  depreciation of $2,524                                               6,860
                                                                 -----------
Other assets

  Patent, net of accumulated amortization of $49,841                 829,744
  Deferred offering costs                                            365,888
  Deposits                                                             2,000
                                                                 -----------
         Total other assets                                        1,197,632

                                                                ------------
Total Assets                                                   $   1,204,940
                                                                ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

  Accounts payable and accrued expenses                        $     135,308
  Due to stockholders                                                284,491
  Notes payable                                                      505,250
  Convertible note payable                                            20,000
                                                                 -----------
           Total current liabilities                                 945,049
                                                                 -----------
Common stock payable                                                 428,000
                                                                 -----------
Commitments and contingencies (Note 3)

Stockholders' equity

  Common stock, par value $.00001 per share, 50,000,000
    shares authorized, 2,916,666 shares issued and
    outstanding                                                           29
  Additional paid-in capital                                         574,726
  Deficit accumulated during the development stage                  (742,864)
                                                                 ------------
           Total stockholders' equity                               (168,109)

                                                                 ------------
Total Liabilities and Stockholders' Equity                     $   1,204,940
                                                                ============

         The accompanying notes to consolidated financial statements are an integral part of this statement.
                                      F - 2

                            R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       Inception      Inception
                                                       (Oct. 22,      (Oct. 22,
                                         Year Ended       1998)          1998)
                                          Dec. 31,      Through         Through
                                            1999        Dec. 31,        Dec. 31
                                                         1998           1999
                                         ------------   ---------      --------


Revenues                                $       -      $     -      $        -
                                         -----------    ---------      --------
Expenses

  Administrative fees to stockholders       174,212      231,000        405,212
  Administrative and start-up               242,504        5,487        247,991
  Interest expense                           33,296        4,000         37,296
  Amortization and depreciation              52,365          -           52,365
                                        ------------    ---------      --------
           Total expenses                   502,377      240,487        742,864
                                        ------------    ---------      --------
Net loss                               $   (502,377)  $ (240,487)   $  (742,864)
                                        ============    =========      ========
Net loss per common share              $       (.17)  $     (.08)   $      (.25)
                                        ============    =========      ========
Weighted average common shares            2,916,666    2,916,666      2,916,666
  outstanding                           ============   ==========     =========





         The accompanying notes to consolidated financial statements are an integral part of these statements.
                                      F-3





                            R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                           Deficit
                                                                                          Accumulated
                                                                Additional                During the       Total
                                          Common Stock          Paid-In      Due from     Development   tockholders'
                                       Shares      Par Value    Capital     Stockholders    Stage         Equity
                                       ------      ----------   ----------  ------------  -----------   -----------


Initial capitalization, October 1998  2,916,666    $    -      $     -      $      -      $  -        $     -

Additional capital contributed by
  stockholders, October 1998 through
  December 1998                             -           29       419,971      (96,160)        -          323,840

Net loss                                    -            -            -            -       (240,487)    (240,487)

                                     ----------    -----------  ---------     ----------    ---------    --------
Balance, December 31, 1998           2,916,666          29       419,971      (96,160)     (240,487)      83,353

Additional capital contributed by
  stockholders January 1999 through
  December 1999                             -            -       154,755        96,160          -        250,915

Net loss                                    -            -            -             -      (502,377)    (502,377)
                                     ----------    ----------   --------      ---------   -----------  -----------
Balance, December 31, 1999           2,916,666     $    29      $574,726     $      -     $(742,864)  $ (168,109)
                                     ==========     =========== =========     =========== ===========   =========







         The accompanying notes to consolidated financial statements are an integral part of this statement.

                                      F - 4

                            R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                Increase (Decrease) In Cash and Cash Equivalents

                                                                            Inception            Inception
                                                                          (October 22,          (October 22,
                                                                              1998)                 1998
                                                        Year Ended            Through            Through
                                                       December 31,          December 31,       December 31,
                                                           1999                1998                 1999
                                                     ------------------   -----------------   --------------

Cash flows from operating activities

  Net loss                                              $(502,377)           $  (240,487)      $   (742,864)
                                                        ----------           ------------         ---------
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Unreimbursed expenses contributed to
        capital by shareholders                           117,462                231,000            348,462
      Common stock payable for services                    28,000                     -              28,000
      Depreciation and amortization                        52,365                     -              52,365
      Interest expense - amortization of
        discount on note payable                           31,250                  4,000             35,250
      Increase in deposits                                 (1,000)                (1,000)            (2,000)
      Increase in accounts payable and
        accrued expenses                                  128,161                    147            128,308
                                                        ----------              ----------         ---------
           Total adjustments                              356,238                234,147            590,385
                                                        ----------              ----------         ---------
        Net cash used in operating activities            (146,139)                (6,340)          (152,479)
Cash flows from investing activities                    ----------              ----------         --------
  Patent costs                                            (64,585)                (5,000)           (69,585)
  Purchase of equipment                                    (9,384)                   -               (9,384)
                                                        ----------               ---------          --------
        Net cash used in investing activities             (73,969)                (5,000)           (78,969)
Cash flows from financing activities                    ----------               ---------          --------
  Increase in deferred offering costs                    (320,888)               (38,000)          (358,888)
  Proceeds from notes payable                              80,000                    -                80,000
  Increase in due to stockholders                         284,491                    -               284,491
  Capital contributed by stockholders                     133,453                 92,840             226,293
                                                        ---------                ---------           -------
        Net cash provided by financing activities         177,056                 54,840             231,896
Net increase (decrease) in cash                         ---------                ---------           -------
  and cash equivalents                                    (43,052)                43,500                448

Cash and cash equivalents, beginning of period             43,500                    -                    -
                                                        ---------               ---------            -------
Cash and cash equivalents, end of period                $     448             $   43,500      $         448
                                                        =========               =========          ========
Supplemental disclosures of noncash
 investing and financing activities

   Purchase of patent with common stock and note payable $    -               $  810,000       $    810,000

         The accompanying notes to consolidated financial statements are an integral part of these statements.

                            R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(1)      Summary of Significant Accounting Policies:

The following is a summary of the more significant accounting policies and practices of R-Tec Technologies, Inc. and subsidiary (the Company) which affect the accompanying consolidated financial statements.

(a) Organization and operations-The Company was incorporated on October 22, 1998, to commercialize and advance the technology of a recently obtained patent on a type of paint that can detect certain gases. The Company plans to pursue other applications of this technology.

(b) Presentation-The Company and its subsidiary have devoted substantially all their efforts to date to raising capital to commercialize their technology and have no revenues. Therefore, these consolidated financial statements have been prepared in accordance with Statement of Financial Accounting Standards No. 7 Accounting and Reporting by Development Stage Enterprises. The consolidated financial statements include the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated.

(c) Use of estimates-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

(d) Cash and cash equivalents-For the purposes of reporting cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

(e) Office equipment-Office equipment is recorded at cost. Depreciation is calculated using the straight-line method over the useful lives of the assets, ranging from 3 to 7 years. The Company recorded depreciation expense of $2,524 in 1999.

(f) Deferred offering costs-Costs directly attributable to the proposed stock offering as described in Note 2 are deferred and offset against the proceeds from the offering if successful or expensed if the offering is not successful.

(g) Patent-Patents are recorded at the cost of acquisition if purchased or if developed internally, the accumulation of the direct costs incurred to obtain the patent. These assets are being amortized using the straight-line method over their estimated useful life of seventeen years. The Company recorded $49,841 in amortization expense in 1999.

(h) Deferred income taxes-Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

                          R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(1)      Summary of Significant Accounting Policies: (Continued)

     (i) Loss per common share-Loss per common share is computed using the weighted average number of shares outstanding during each period presented in accordance with Statement of Financial Accounting Standards No. 128 Earnings Per Share.

     (j) Start-up costs-The initial costs incurred to organize the Company are expensed when incurred.

     (k) Advertising-Advertising costs are expensed when incurred.


(2)      Public Offering of Common Stock:

The Company is offering up to 1,250,000 shares of its common stock for sale at $8.00 per share, which is expected to raise between $1 to $10 million. No proceeds were received in 1999. There is no assurance the offering will be successful (see Note 9).

(3)       Commitments and Contingencies:

The Company has entered into a five year exclusive manufacturing agreement with a specialty chemical manufacturer for certain of the Company's initial products expiring in October 2003.

On April 14, 1999, the Company entered into five year employment contracts with its three principal officers for total annual salaries of $150,000 beginning September 30, 1999.

On April 14, 1999, the Company adopted a stock bonus plan for certain classes of employees and reserved 1,000,000 shares of its authorized but unissued common stock under this plan. No stock options were granted in 1999 (see Note 9).

An office is leased from a stockholder under a two year lease at $2,000 per month. Rent expense for this and other operating leases was $24,000 for 1999 and $10,000 for 1998, respectively.

In connection with the proposed public offering as described in Note 2, the Company entered into an agreement with a placement agent contingent on the Company raising at least $1 million. The Company agreed to pay the placement agent 9% of the amount raised plus 2.25% of the amount raised for nonaccountable expenses and issued warrants to purchase 12,500 shares at $13.20 per share on a pro rata basis for each $1 million raised. The warrants expire in five years. Amounts due under this agreement are currently in dispute, however, no amounts were due as of December 31, 1999.

                            R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(3)   Commitments and Contingencies: (Continued)

In connection with the public offering as described in Note 2, the Company entered into an agreement with a financial consultant contingent on the Company raising at least $2 million in capital. The consultant will be paid $2,000 per month plus expenses during the first twelve months following the Company raising $2 million in capital. The agreement renews for an additional year unless canceled at the end of the initial year.

The Company has recorded an expense and an obligation to issue 7,000 shares of unregistered common stock in the amount of $28,000 at December 31, 1999, for amounts due to consultants. The stock payable obligation is recorded at a value of $4.00 per share which is 50% of the public offering price (see Note 2) because the stock is under various trading restrictions and because there is no active market for the stock.

The Company is the defendant and plaintiff in a lawsuit with a vendor. The vendor alleges unpaid amounts due by the Company for services rendered. The Company has countersued for breech of contract and damages. The Company believes the vendor's suit is without merit and is vigorously defending its position, however there is no guarantee of a favorable outcome. The Company has not recorded any potential liability from this matter in the accompanying financial statements.

(4)       Patent Acquisition and Notes Payable:

The Company purchased a patent from a related party (see Note 6) on December 1, 1998, the terms of which were substantially modified in May 1999 and September 1999. The Company is obligated to issue 100,000 shares of the Company's common stock valued at $400,000 and issued a promissory note in the amount of $450,000. The stock payable obligation is recorded at a value of $4.00 per share which is 50% of the public offering price (see Note 2) because the stock is under various trading restrictions. The promissory note is initially non interest bearing and is due in full within thirty days of $2 million being raised in the proposed stock offering described in Note 2; or if $2 million is not raised by May 1, 2000, then interest at 6% is payable quarterly from May 1, 2000 until May 1, 2002 at which time quarterly payments of $22,500 plus accrued interest are due until paid in full. As of the date of the agreement, the patent, stock payable obligation and note payable have been recorded at $810,000 which represents the net present value of the stock payable obligation and note payable (see Note 9).

In June 1999, the Company received $80,000 under two notes payable. The $60,000 promissory note is due in full within thirty days of $2 million being raised in the stock offering described in Note 2; or if $2 million is not raised the note is due in full on or before November 15, 2000. Interest at 8.5% is due monthly. The $20,000 promissory note plus interest at 8.5% is due in full within thirty days of the completion of the stock offering described in Note 2 or is convertible into unregistered common stock at $4.00 per share at the option of the holder (see Note 9).

                          R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(5)      Income Taxes:

No provision of income taxes has been recorded for 1999 or 1998 due to net losses incurred.

The Company has a deferred tax asset of approximately $273,000 at December 31, 1999, due to the net loss incurred since inception. Temporary differences giving rise to deferred tax assets consist primarily of the deferral of substantially all start-up expenses for income tax purposes. Management has provided a valuation allowance equal to the amount of the deferred tax assets at December 31, 1999 and 1998, due to the uncertainty of realization of the future benefit of these future deductions. Therefore, no income tax benefit is provided in the accompanying statements of operations for 1999 or 1998.


(6)       Related Party Transactions:

Certain unreimbursed administrative expenses of the Company were incurred by the founding shareholders. The Company recorded $174,212 as administrative fees to stockholders expense; a liability due to stockholders in the amount of $284,491; and $65,111 as an increase in additional paid in capital for the year ended December 31, 1999. The Company recorded $231,000 as administrative fees to stockholders and as an increase in additional paid in capital for the period ended December 31, 1998.

The Company was owed $96,160 from stockholders for amounts due for additional paid-in capital as of December 31, 1998. This amount was reflected as a reduction in stockholder' equity in the accompanying financial statements.

The Company purchased a patent under terms described in Note 4 from a relative of a shareholder/officer of the Company. The Company owes this related party 100,000 shares of common stock and $450,000 at December 31, 1999 (see Note 9).


(7)      Concentrations of Credit Risk:

Significant concentrations of credit risk for all financial instruments owned by the Company are as follows:

     (a) Demand deposits-The Company has demand deposits in one bank, which are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The bank balance was $398 at December 31, 1999. The Company has no policy of requiring collateral or other security to support its deposits.

                          R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(8)      Fair Value of Financial Instruments:

Statement of Financial Accounting Standards No. 107 Disclosures about Fair Values of Financial Instruments requires disclosure of fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement. The following table summarizes financial instruments by individual balance sheet account as of December 31, 1999:

                                             Carrying
                                              Amount             Fair Value
                                            ---------            ----------
Financial Assets
  Cash and cash equivalents                 $      448          $         448
                                            -----------          -------------
         Total financial assets             $      448          $         448
                                            ==========           =============
Financial Liabilities
  Accounts payable and accrued expenses    $   135,308          $     135,308
  Due to stockholders                          284,491                284,491
  Notes payable                                505,250                510,000
  Convertible note payable                      20,000                 20,000
  Common stock payable                         428,000                428,000
                                             ---------             ----------
         Total financial liabilities       $ 1,373,049          $   1,377,799
                                             =========              =========


The fair value of financial instruments approximates carrying value due to the short-term maturity of the instruments.


(9)       Subsequent Events:

In February 2000, the Company received approximately $1,327,000 in proceeds from the stock offering described in Note 2.

In February 2000, the Company repaid $284,491 in amounts due to stockholders or to companies controlled by stockholders.

In February 2000, the Company paid $450,000 on a note payable.

In February 2000, the Company paid $20,000 and entered into a promotional contract related to its subsidiary.

In March 2000, the Company issued 100,000 unregistered shares to satisfy its obligation under the patent acquisition as described in Note 4.

In March 2000, the Company issued 7,000 unregistered shares to consultants for work performed in 1999.

In March 2000, the Company issued stock options for 190,000 shares at $8.00 per share to various employees and consultants.

In March 2000, the Company entered into a two year building lease with monthly payments of $2,171.

                            R-TEC TECHNOLOGIES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(10)     Subsidiary:

In July 1999, the Company's founding shareholders incorporated Ripefully Yours, Inc. On February 22, 2000, these shareholders amended the articles of incorporation of Ripefully Yours, Inc. to reflect all the outstanding common stock of Ripefully Yours, Inc. as owned by the Company. No value was assigned to this transaction as Ripefully Yours, Inc. has no assets and no operations. The accompanying financial statements reflect this subsidiary of the Company from the date of its inception.

Unaudited Financial Statements for the Period Ending September 31, 2000





                          R-TEC TECHNOLOGIES, INC.
                      CONSOLIDATED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 2000




                See accompanying notes to financial statements.
                            R-TEC TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEET
                                  (Unaudited)



                                     ASSETS
                                                              September 30, 2000

Current assets
  Cash and cash equivalents                                 $            40,607
  Accounts receivable                                                    20,617
  Inventory                                                              53,005
  Prepaid expenses                                                       12,083
                                                            -------------------
         Total current assets                                           126,312

Equipment, net                                                           23,332

Other assets
  Patent, net                                                           794,639
  Deposits                                                                5,500
                                                             -------------------
         Total other assets                                             800,139

                                                             -------------------
Total Assets                                                $           949,783

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenss                      $            21,655
  Notes payable                                                          35,000
                                                             -------------------
           Total current liabilities                        $            56,655

Commitments and contingencies (Note 3)
Stockholders' equity
  Common stock, par value $.00001 per share, 50,000,000
    shares authorized, 3,198,360 shares issued and
    outstanding                                                              32
  Additional paid-in capital                                          2,102,828
  Accumulated deficit                                                (1,209,732)
                                                             -------------------
           Total stockholders' equity                                   893,128

                                                             -------------------
Total Liabilities and Stockholders' Equity                  $           949,783




                            R-TEC TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                                              Three-Months Ended                 Nine-Months Ended
                                                                 September 30,                     September 30,

                                                             2000             1999              2000             1999

Revenue                                                $        38,515      $         -    $     57,476   $           -

Cost of revenues                                                 9,881                -          20,914               -
                                                       ---------------   ---------------   --------------  --------------
Gross profit                                                    28,634                -          36,562               -

Selling, general and administrative expenses                   170,323           101,264        515,984           302,938

                                                       ----------------  ---------------  ----------------  -------------
Loss from operations                                          (141,689)         (101,264)       (479,422)       (302,938)

Other income (expenses)
Other income                                                    15,161                -            20,332             -
Interest expense                                                  (744)           (12,000)         (7,779)        (36,000)
                                                       ----------------  ---------------  ----------------
Total other income (expenses)                                   14,417            (12,000)         12,553         (36,000)

                                                       ----------------  ---------------  ----------------
Net loss                                               $      (127,272)     $    (113,264) $     (466,869)  $     (338,938)

Net loss per common share                              $          (.04)     $        (.04) $         (.19)  $         (.12)

Weighted average common shares outstanding                   3,198,360          2,916,666       2,502,876         2,916,666


                 See accompanying notes to financial statements

                            R-TEC TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                Increase (Decrease) In Cash and Cash Equivalents
                                  (Unaudited)





                                                                                   Nine-Months Ended September30,
                                                                                   ________________________________
                                                                                       2000              1999
                                                                                   --------------  ----------------

Cash flows from operating activities
  Net loss                                                                        $      (466,869) $       (338,938)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Unreimbursed expenses contributed to capital by shareholders                          1,584            14,500
      Stock issued for services                                                             3,000            -
      Salaries contributed by stockholders                                                 26,001            -
      Depreciation and amortization                                                        44,038            -
      Interest expense - amortization of discount on note payable                           -                36,000
      Increase in accounts receivable                                                     (20,617)           -
      Increase in inventory                                                               (53,005)           -
      Increase in prepaid assets                                                          (12,083)           -
      Increase in deposits                                                                 (3,500)           (1,000)
      Increase (decrease) in accounts payable and accrued expenses                       (110,649)           95,044
                                                                                  ---------------  ------------------
           Total adjustments                                                             (125,231)          144,544
                                                                                  ---------------  ------------------
        Net cash used in operating activities                                            (592,100)         (194,394)
Cash flows from investing activities
  Patent costs                                                                             (3,700)          (53,585)
  Purchase of equipment                                                                    (6,706)          (10,083)
        Net cash used in investing activities                                             (10,406)          (63,668)
                                                                                  ---------------- ------------------
Cash flows from financing activities
  Decrease (increase) in deferred offering costs                                           25,526          (297,926)
  Proceeds from notes payable                                                               -                80,000
  Repayments of notes payable                                                            (465,000)            -
  Increase (decrease) in due to stockholders                                             (252,416)          264,035
  Proceeds from sale of stock                                                           1,334,555             -
  Capital contributed by stockholders                                                       -               169,003
        Net cash provided by financing activities                                         642,665           215,112
                                                                                  ---------------  ----------------
Net increase (decrease) in cash and cash equivalents                                       40,159          (42,950)
Cash and cash equivalents, beginning of period                                                448           43,500
                                                                                  ---------------  ----------------
Cash and cash equivalents, end of period                                          $        40,607  $           550
Supplemental disclosures of cash flow information                                 ---------------  ----------------
  Cash paid during the period for interest                                        $         4,750  $          -

Supplemental disclosures of noncash investing and financing activities:
  Issuance of common stock for repayment of debt                                           30,000             -
  Issuance of common stock in satisfaction of obligation                                  428,000             -

                            R-TEC TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000




The information presented herein as of September 30, 2000, and for the three and nine-months ended September 30, 2000 and 1999, is unaudited.


(1)   Basis of Presentation:

The accompanying financial statements of R-Tec Technologies, Inc. and subsidiary (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal required adjustments) considered necessary for a fair presentation have been included.

Prior to April 1, 2000, the Company was considered a development stage enterprise.


     Operating results for the three and nine-month periods ended September 30, 2000, are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the financial statements and footnotes included in the Company's annual report of Form 10-KSB for the year ended December 31, 1999.



(2)    Stock Offering:

During 1999 and 2000, the Company offered up to 1,250,000 shares of its common stock for sale at $8.00 per share. The Company sold 166,819 shares in 2000 and the offering was closed effective June 27, 2000.


(3)    Commitments and Contingencies:

On April 14, 1999, the Company adopted a stock bonus plan and reserved 1,000,000 shares of its authorized but unissued common stock under this plan. In March 2000, the Company issued stock options for 190,000 shares at $8.00 per share to various employees and consultants. As of September 30, 2000, no options had been exercised.

In connection with the public offering as described in Note 2, the Company entered into an agreement with a placement agent contingent on the Company raising at least $1 million. The Company agreed to pay the placement agent 9% of the amount raised plus 2.25% of the amount raised for nonaccountable expenses and issue warrants to purchase 12,500 shares at $13.20 per share on a pro rata basis for each $1 million raised. The Company canceled the agreement and paid $50,000 during the second quarter of 2000.

 The Company is the defendant and counter-plaintiff in a lawsuit with a vendor. The vendor alleges unpaid amounts due by the Company for services rendered. The Company has countersued for breech of contract and damages. The Company believes the vendor's suit is without merit and is vigorously defending its position, however there is no guarantee of a favorable outcome. The Company has not recorded any potential liability from this matter in the accompanying financial statements. 7

                            R-TEC TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000



(4) Patent Acquisition and Notes Payable:

The Company purchased a patent from a related party on December 1, 1998, the terms of which were substantially modified in May 1999 and September 1999. In February 2000, the Company issued 100,000 shares of the Company's common stock and paid $450,000 in satisfaction of amounts owed under the purchase agreement.

In June 1999, the Company borrowed $60,000. The promissory note is due in full within thirty days of $2 million being raised in the stock offering described in
Note 2; or if $2 million is not raised the note is due in full on or before November 15, 2000. Interest at 8.5% is due monthly. As of September 30, 2000, $15,000 in principal had been paid by the Company. Additionally, 5,000 shares of common stock have been issued by the Company in satisfaction of $20,000 in principal. No interest has been paid on the note.

In June 1999, the Company also borrowed $20,000. The promissory note plus interest at 8.5% is due in full within thirty days of the completion of the stock offering described in Note 2 or is convertible into unregistered common stock at $4.00 per share at the option of the holder. As of September 30, 2000, 3,500 shares of common stock have been issued by the Company in satisfaction of $10,000 in principal. No interest has been paid on the note.


(5)   Net Loss Per Common Share:

Net loss per common share is computed in accordance with the requirements of Statement of Financial Accounting Standards No. 128 (SFAS 128). SFAS 128 requires net loss per share information to be computed using a simple weighted average of common shares outstanding during the periods presented.


(6)   Segments:


The Company has two segments, gas-detecting paints and household products. The following reflects financial information about the segments as of 9/30/00:




                                          Paints         Household products
                                   -------------------  -------------------

Total assets                       $         1,024,066  $            71,473
                                   ===================  ===================
Revenues                           $               -    $            18,961
                                   ===================  ===================
Net loss from operations           $          (312,977) $           (26,621)
                                   ===================  ===================

                             SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for ______________ Shares of the offering of R-TEC Technologies, Inc. described herein. Subscriber acknowledges receipt of the Prospectus in which the Subscription Agreement is included.


-------------------------------         -------------------------------
(Signature of Subscriber)               (Signature of Subscriber)

-------------------------------         -------------------------------
Print Name                              Print Name

-------------------------------         -------------------------------
Date                                    Date

-------------------------------         -------------------------------
Address                                 Address

-------------------------------         -------------------------------
Social Security or Taxpayer             Social Security or Taxpayer
Identification number                   Identification number


                     Form of Ownership Resided (check one):
[ ] Individual
[ ] Joint Tenants with rights of survivorship [ ] Tenants in Common [ ] Trust [ ] Corporate [ ] Partnership

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. Indemnification of Directors and Officers.

     The By-Laws of the Company provide for indemnification of officers and directors to the maximum extent allowed by the law of New Jersey.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



Item 25.  Expenses of Issuance and Distribution

    The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


       Securities and Exchange Commission Registration Fee  $    925.00
       Legal Fees                                             35,500.00
       Accounting Fees                                        15,000.00
       Printing and Engraving                                 20,000.00
       Blue Sky Qualification Fees and Expenses               25,500.00
       Miscellaneous                                           1,075.00
       Transfer Agent Fee                                      2,000.00
                                                              ---------
       TOTAL                                               $  100,000.00

Item 26.  Recent Sales of Unregistered Securities

     In October, 1998 the Company issued 5,000,000 shares each to its founders, Philip Lacqua, Nancy Vitolo and Marc Scola. The Company later cancelled 4,027,778 shares held by each of the founders, without any consideration, in preparation of its offering on Form S-1. This left Philip Lacqua, Nancy Vitolo and Marc Scola each with 972,222 unregistered shares issued as founders stock.


     In June 1999, the Company borrowed $20,000. The promissory note plus interest at 8.5% was due in full within thirty days of the completion of a proposed stock offering which was never completed. As at September 30, 2000, 3,500 shares of common stock have been issued by the Company in satisfaction of $10,000 of the principal. This transaction was exempt from registration under
Section 4(2) of the Securities Act and Rule 144 thereunder. Stock issued under these exemptions carries certain resale restrictions and the stock certificates bear restrictive legends

     In March, 2000 the Company issued 7,000 shares of its common stock in exchange for debts of $28,000 due to consultants. The stock payable obligation is recorded at a value of $4.00 per share which was 50% of the public offering price because the stock is under various trading restrictions and because there is no active market for the stock. This transaction was exempt from registration under Section 4(2) of the Securities Act and Rule 144 thereunder. Stock issued under these exemptions carries certain resale restrictions and the stock certificates bear restrictive legends.

     In March 2000, the Company issued 100,000 shares of its common stock to satisfy its obligation under a patent acquisition. This transaction was entered into at the Company's inception, and the shares issued thereby were exempt from registration under Section 4(2) of the Securities Act and Rule 144 thereunder. Stock issued under these exemptions carries certain resale restrictions and the stock certificates bear restrictive legends.

     In March 2000, the Company issued stock options for 190,000 shares of its common stock at $8.00 per share to various employees and consultants. The then current price for the Company's common stock was $8.00 a share. This transaction was exempt from registration under Section 4(2) of the Securities Act and Rule 144 thereunder. Stock issued under these exemptions will carry certain resale restrictions and the stock certificates will bear restrictive legends.

     Neither we nor any person acting on our behalf offered or sold the above listed securities by means of any form of general solicitation or general advertising. Nones of the shares were underwritten, and no commissions or other compensation was given in connection with any of the sales. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of Philip Lacqua, President of the registrant. No services were performed by any purchaser as consideration for the shares issued.


     All purchasers represented that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 27. Exhibits

     Exhibits   marked  by   asterisk(s)   have  not  been  included  with  this
Registration Statement on Form SB-2, but instead have been incorporated by reference to other documents filed by the Company with the Commission.

Exhibit   Description

 (3)Articles of Incorporation and By-Laws

      3.0* Certificate of Incorporation dated October 21, 1998.
      3.1* Amended and Restated Articles of Incorporation, dated November 24,
           1998.
      3.2* Amended and Restated Articles of Incorporation, dated December 18,
           1998.
      3.3*** Certificate of Amendment to the Certification of Incorporation of
             R-Tec Technologies, Inc., dated April 18, 1999.
      3.4* By-laws, dated November 4, 1998.
      3.4a***** Amended Bylaws dated October 8, 1999.

 (5) Opinion re: legality
      5.1 Opinion of Jay Hait, Esq.

 (10)Material Contracts

     10.1** Patent Assignment dated March 30, 1999 between Muriel Kaiser and
             R-Tec Technologies, Inc.
     10.2* Promissory Note dated April 15, 1999 between Nancy Vitolo, Muriel
           Kaiser and R-Tec Technologies, Inc.
     10.4* Promissory Note dated April 15, 1999 between Nancy Vitolo and R-Tec Technologies, Inc. for reimbursement of start up costs.
     10.5* Promissory Note dated April 22, 1999 between Marc M. Scola and R-Tec Technologies, Inc. for reimbursement of start up costs.
     10.6* Promissory Note dated April 22, 1999 between Columbia Trading, Inc. and R-Tec Technologies, Inc. for reimbursement of consulting fees and start up costs.
     10.7* Promissory Note dated April 22, 1999 between R-Tec Technologies, Inc. and Marc M. Scola for reimbursement of office lease, secretaries, postage, and other cost incurred, prior to incorporation.
     10.8*  Expense Reimbursement Agreement between Marc M. Scola, Philip
            Lacqua and Nancy Vitolo and R-Tec Technologies, Inc. dated October 24, 1998 regarding start up costs.
     10.9* Employment Agreement between R-Tec Technologies, Inc. and Marc M. Scola.
     10.10* Employment Agreement between R-Tec Technologies, Inc. and Nancy
            Vitolo.
     10.11* Employment Agreement between R-Tec Technologies, Inc. and Philip
            Lacqua.
     10.12* Consultant Agreement dated January 5, 1999 between Stewart Kaiser and R-Tec Technologies, Inc.
     10.13* Consultant Agreement dated January 11, 1999 between Shawn Walsh and
            R-Tec Technologies, Inc.
     10.14* Exclusive Manufacturer's Agreement dated October 21, 1998 between
            Anscott Chemical Industries and R-Tec Technologies, Inc.
     10.15*** Distribution Agreement between R-Tec Technologies, Inc. and Motors
              & Armatures Corp.
     10.16* Stock Transfer Agency Agreement between R-Tec Technologies, Inc.
            and Bank of New York dated as of January, 1999.
     10.17* Subscription Escrow Agreement between R-Tec Technologies, Inc. and
            Bank of New York dated as of January 26, 1999.
     10.17a* November 9, 1999 Addendum to the Subscription Escrow Agreement
             Between R-Tec Technologies, Inc. and the Bank of New York.
     10.18*** Stock Option Plan adopted April 15, 1999.
     10.19*** Intellectual Property Evaluation dated May 31, 1999 by
              Intellectual Property Valuators.
     10.20** Promissory Note executed by Nancy Vitolo in favor of R-Tec
             Technologies, Inc. in the original principal amount of $75,857 dated May 10, 1999.
     10.21** Promissory Note executed by R-Tec Technologies, Inc. in favor of
             Muriel Kaiser in the original principal amount of $850,000 dated May 10, 1999.
     10.22** Release regarding Patent dated May 10, 1999 between R-Tec
             Technologies, Inc. and Muriel Kaiser.
     10.23** R-Tec Resolution dated June 1, 1999.
     10.24*** Letter agreement with Muriel Kaiser dated July 2, 1999.
     10.25*** Letter dated July 6, 1999 waiving officers salaries in the event minimum shares are sold.
     10.26***** Consulting Contract with Stenton Leigh Capital Corp. dated
                September 21, 1999.
     10.27***** Proposed Agreement with Thornhill Group, Inc. dated September
                21, 1999.
     10.28***** Employment Agreement of Marc Scola dated September 23, 1999.

     10.29***** Employment Agreement of Nancy C. Vitolo dated September 23,
                1999.
     10.30***** Employment Agreement of Philip Lacqua dated September 23, 1999. 10.31***** Revised Escrow Agreement with Bank of New York.
     10.32***** Addendum to Patent Agreement of Muriel Kaiser dated May 10,
                1999.

     10.33***** Promissory Note dated September 28, 1999 between Michael
                Selitto and R-Tec Technologies, Inc.
     10.34******  R-Tec office lease with Haas Laser Technologies
     10.35****** Amended Consulting Contract with Stanton Leigh Corp. 10.36****** Thornhill Contract
     10.37******  Amended Thornhill Contract
     10.38        Agreement with Honeywell

(11)Statement re: computation of per share earnings...................   Note 1
                                                              September 30, 2000
                                                            Financial Statements


(13)Annual or quarterly reports: Forms 10-QSB  for the periods ending  March 31,
                                 2000, June 30, 2000, and September 30, 2000
                                 and Form 10-KSB for the year ended
                                 December 31, 1999.



(16)Letter regarding Changes in Certifying Accountant

     16.00*** Jurewicz and Duca's letter regarding change in independent accountants dated June 15, 1999.
     16.01**** Jurewicz and Duca's letter regarding change in independent accountants dated July 23, 1999.

(21)******Subsidiaries of the Registrant

(23) Consents of experts and counsel


     23.0******* List of Subsidiaries
     23.3*****  Consent of Motors and Armatures.
     23.4 Consent of James Moore & Co., P.L.



(27)Financial Data Schedule................................................


*       Previously filed with Form S-1
**      Previously filed with  Form S-1 on June 11, 1999
***     Previously filed with From S-1 on July 12, 1999
****    Previously filed with Form S-1 on July 26, 1999
*****   Previously filed with Form S-1 on October 11, 1999
****** Previously filed with Form 10-KSB on April 14, 2000 ******* Previously filed with Form SB-2 on December 11, 2000 ******** To be filed by amendment

ITEM 28.  Undertakings

         The undersigned Registrant hereby undertakes that:

     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and,

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

     (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) To remove from registration, by means of a post-effective amendment to the Registration Statement, any of the securities offered hereby which are not sold pursuant to the terms of this offering.

     (D) Will provide to the purchasers at the closing certificates in such denominations and registered in such purchasers' names to permit prompt delivery to each purchaser

     (E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT     5.1 Opinion of Jay Hait



                           Jaffe, Freedman & Hait, LLP
                           39 Hudson Street, Suite 102
                              Hackensack, NJ 07601
                               Tel: (201) 441-9377
                               Fax: (201) 441-9370
January 15, 2001

Board of Directors
R-Tec Technologies, Inc.
37 Ironia Road, Floor2
Flanders, New Jersey 07836


         RE: Opinion of Counsel on Legality of Issuance of Securities by the Company

Gentlemen:

     You have requested that I render an opinion as to the legality of the issuance and sale of certain securities of R-Tec Technologies, Inc. (hereinafter the "Company") in connection with the public offering of said securities which are the subject of a Registration Statement, File No. 333-48724 on Form SB-2 filed with the Securities and Exchange Commission. These securities are 3,500,000 Common Shares (no par value).

     As Counsel to the Company, I have examined the Company's charter documents and have supervised the Company's Board of Directors in connection with the authorization of the 3,500,000 Common Shares for sale to the public pursuant to the terms set forth in the Registration Statement. After review of the
Securities Act of 1933, as amended, rules and regulations promulgated thereunder, and other statutes, rules, regulations and such other sources of law as deemed necessary, I render the following opinion in reliance upon the representations of management and corporate records as presented to me by the management of the Company:

         (1) The Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of New Jersey and is duly authorized to transact the business in which it is engaged and in which it proposes to engage.

         (2) The total authorized capital of the Company is Fifty million (50,000,000) Common Shares (no par value).

         (3) (a)  When  any of the  Common  Shares  offered  by  Prospectus  are purchased in accordance with the terms of the Registration Statement, and certificates for the 3,500,000 Common shares have been duly executed and delivered upon payment to the Company of the agreed price per share, said Common Shares will have been duly authorized and issued as fully paid and non-assessable securities of the Company. The 3,500,000 Common Shares will be entitled to the rights set forth in the Certificate of Incorporation of the Company.




                                     CONSENT

         I HEREBY CONSENT TO THE INCLUSION OF THIS OPINION AS AN EXHIBIT TO THE COMPANY'S REGISTRATION STATEMENT, AND TO THE USE IN THE REGISTRATION STATEMENT AND RELATED PROSPECTUS OF MY NAME UNDER THE CAPTION "LEGAL MATTERS."

                                                              Sincerely,


                                                            /s/ Jay Hait
                                                           Jay Hait, Esq.

EXHIBIT     10.38     Agreement with Honeywell



                                CONFIDENTIAL DISCLOSURE AGREEMENT

     THIS AGREEMENT, by and between R-TEC Technologies, Inc. a corporation organized and Existing under the laws of New Jersey, and having its office at 37 Ironia Road, Flanders, New Jersey (hereinafter referred to as the "Company",) and Honeywell International Inc., a Delaware corporation having its principal office at 101 Columbia Road, Morristown, New Jersey (hereinafter referred to as "Recipient")


                                                         WITNESSETH

     WHEREAS, Recipient wishes to obtain certain information from Company concerning leak detection technology (the Technology.) developed by the Company for the purpose of enabling Recipient's evaluation thereof and for that purpose only (hereinafter referred to as the Specific Purpose), and

     WHEREAS, the Company is willing to disclose information to Recipient regarding the Technology, and

     WHEREAS,   Recipient  wishes  to  receive  the  information  regarding  the
Technology for the Specific Purpose and for that purpose only.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company and Recipient agree:

          1. This agreement will become effective upon Recipient's signing, dating, and returning one copy of the Agreement to the Company.

          2. The Company will disclose to Recipient confidential information regarding the Technology ("Confidential Information"). Recipient will complete its evaluation of the Technology within no more than sixty (60) days after its receipt, and will advise the Company of its interest, or lack thereof within that period of time.

          3. Recipient recognizes that Company considers the Technology to be confidential and that the Company believes it has exclusive rights to the Technology.

          4. With respect to all Confidential Information received from Company which is (a) disclosing in writing and marked "Confidential" or (b) which is disclosed orally and designated by Company as confidential in writing within two (2) business days after such disclosure, Recipient will:

               a.) Keep same in its possession and treat all such information as confidential;

               b.) Not use any of the Confidential Information in any way other than for the Specific Purpose;

               c.) Refrain from making or having any recording or duplications of Confidential Information except as may be necessary for the Specific Purpose;

               d.) Limit access to the Confidential Information to its employees reasonably requiring it for the Specific Purpose and who have executed a non-disclosure agreement with Recipient with confidentiality obligations commensurate with those contained herein;

          5. Recipient's obligations under paragraph 4 will not extend to any information disclosed by the Company and Confidential Information shall not include information that is publicly available at the date of its disclosure to Recipient; or which, after the date of disclosure to Recipient, may become publicly available except by breach of this Agreement by Recipient; or which is disclosed to Recipient on a non-confidential basis from a third party having no obligation of confidentiality to the Company with respect thereto; or information which is in Recipient's possession prior to disclosure by Company as shown by competent evidence by
               Recipient; or information which is subsequent to disclosure independently developed by or for Recipient. Recipient will not be relieved of its obligations under Paragraph 4 as to information, which is specific merely because that information is embraced by disclosures falling within the provisions of this Paragraph 5. Recipient will not be relieved of its obligations under Paragraph 4 as to information, which is a combination of features merely because any or all individual features are included in such a disclosure.


          6.   Recipient  will  transmit to the Company upon written  request of
               the  Company  all  Confidential   Information  in  recorded  form
               provided by Company that is in Recipient's possession.


          7. Recipient's obligations of confidentiality and non-use pursuant to Paragraph 4 will continue for a period of (5) years from the date of this Agreement. Any unexpired obligations will survive termination of this Agreement.


          8. Recipient will obtain no right of any kind to the Confidential Information or any related rights other than the right to use the Confidential Information for the Specific Purpose, and all Confidential Information regarding the Technology remains the property of the Company.


          9. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. No modifications to this Agreement shall be effective unless made in writing and signed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.


IN WITNESS WHEREOF, the parties have caused the Agreement to be signed by their duly authorized representatives.



Dated: September 6, 2000


         R-TEC  Technologies,Inc.              Honeywell  International  Inc.

        By:      /s/  Philip Lacqua            By:   /s/  Terry Sutter
        Name:   Philip Lacqua                  Name:  Terry Sutter
       Title:      President                   Title:  VP & GM Fluorine Products

EXHIBIT     23.4     Consent of James Moore & Co., P.L.


                        CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-48724) of our report dated March 29, 2000, on our audit of the financial statements of R-Tec Technologies, Inc. We also consent to the reference to our firm under caption "Experts."






            /s/  James Moore & Co., P.L.


            James Moore & Co., P.l.




Gainesville, Florida
January 17, 2001

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flanders and State of New Jersey, on the 11th day of December, 2000.



                                            R-TEC TECHNOLOGIES, INC.



                                            BY:  /S/  Philip Lacqua
                                             Philip Lacqua, President




     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



 /S/ Philip Lacqua    President, Treasurer          December 11, 2000
 Philip Lacqua        Director


 /S/ Nancy Vitolo   Director,  Vice=President       December 11, 2000
 Nancy Vitolo       Secretary,


/s/Damon E. Palmer     Director                    December 11, 2000
Damon E. Palmer

/s/Shawn P. Walsh      Director,                    December 11, 2000
Shawn P. Walsh

    The following exhibits are included as part of this Registration Statement, except those exhibits which are referenced as previously filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document.